                                                                    EXHIBIT 10.7
                                                                  EXECUTION COPY

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                                 BRIDGE LOAN AND
                               OVERRIDE AGREEMENT

                                  BY AND AMONG

                       GLOBAL SIGNAL ACQUISITIONS II LLC,
                                  AS BORROWER,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                             BANK OF AMERICA, N.A.,
                AS CO-ADMINISTRATIVE AGENT AND CALCULATION AGENT,

                                       AND

                       MORGAN STANLEY ASSET FUNDING INC.,
                 AS CO-ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                            DATED AS OF MAY 26, 2005

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE A
                      INCORPORATION AND OVERRIDE PROVISIONS

Section A.1    General Override Provision                                     2
Section A.2    Particular Sections                                            2

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1    Certain Defined Terms..........................................2

                                   ARTICLE II

                       TERMS OF THE LOANS AND COMMITMENTS

                                   ARTICLE III

                              CONDITIONS PRECEDENT

Section 3.1    Additional Conditions.........................................28

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                                       -i-

Section 4.1    Additional Representations and Warranties.....................30

                                    ARTICLE V

                                    COVENANTS

Section 5.1    Additional Covenants..........................................31

                                   ARTICLE VI

                                   [RESERVED]

                                   ARTICLE VII

                                   [RESERVED]

                                  ARTICLE VIII

                          ADDITIONAL EVENTS OF DEFAULT

Section 8.1    Event of Default..............................................36

                                   ARTICLE IX

                                   [RESERVED]

                                    ARTICLE X

                       PLEDGE OF OTHER COMPANY COLLATERAL

                                   ARTICLE XI

                                   [RESERVED]

                                   ARTICLE XII

                                   [RESERVED]

                                  ARTICLE XIII

                                   [RESERVED]

                            ARTICLE XIIIA THE AGENTS

                                      -ii-

                                   ARTICLE XIV

                                  MISCELLANEOUS

                                      -iii-

SCHEDULES

   Schedule A.2      Inoperative Provisions of the Securitization Loan Agreement
                        Form
   Schedule 2.1      Loan Commitment Percentages, Applicable Lending Offices and
                        Notice Addresses
   Schedule 1.1      Replaced Terms
   Schedule 4.1      Filing Offices
   Schedule 5.1(d)   Allocated Purchase Price
   Schedule 14.3     Competitors

EXHIBITS

   Exhibit A         Securitization Loan Agreement Form
   Exhibit B         Form of Note
   Exhibit C         Form of Assignment and Acceptance
   Exhibit D         Form of Limited Recourse Parent Guarantee
   Exhibit E         Section 2.14 Certificate
   Exhibit F         [Intentionally omitted.]
   Exhibit G         Form of Subsidiary Guarantee
   Exhibit H         Form of Pledge Agreement
   Exhibit I         Form of Title Policy
   Exhibit J         Form of Legal Opinion

ANNEXES

   Annex I           Form of Notice of Borrowing
   Annex II          Form of Notice of Prepayment

                                      -iv-

                       BRIDGE LOAN AND OVERRIDE AGREEMENT

          BRIDGE LOAN AND OVERRIDE AGREEMENT, dated as of May 26, 2005
(including, without limitation, the terms of the Securitization Loan Agreement
Form referenced herein to the extent incorporated herein, this "AGREEMENT"), by and among Global Signal Acquisitions II LLC, a Delaware limited liability company (the "BORROWER"), the lenders from time to time parties to this
Agreement (the "LENDERS"), Bank of America, N.A. ("BANA"), as co-administrative agent and calculation agent, and Morgan Stanley Asset Funding Inc. ("MSAFI"), as co-administrative agent and collateral agent for the Lenders hereunder and under the other Loan Documents (as defined below).

                                    RECITALS

          WHEREAS, Global Signal Inc., a Delaware corporation and the ultimate parent company of the Borrower ("GLOBAL SIGNAL"), has entered into that certain
Agreement to Contribute, Lease and Sublease, dated as of February 14, 2005 (as the same may be amended, the "AGREEMENT TO LEASE AND SUBLEASE"), among Sprint
Corporation, a Kansas corporation ("SPRINT"), certain subsidiaries of Sprint
(the "CONTRIBUTORS") and Global Signal, pursuant to which the Contributors have agreed to contribute a portfolio of wireless communication towers to one or more newly formed, bankruptcy-remote special purpose subsidiaries of Sprint
(collectively, the "SPRINT SPV"), and ultimately to sublease (and/or permit the
Borrower to operate) such towers to the Borrower for the Borrower to operate such towers for a period of up to 32 years under one or more Master Lease and
Subleases (as the same may be amended, collectively, the "LEASE AGREEMENT") to be entered into by and among the Sprint SPV, as Lessor, the Borrower, as Lessee,
Sprint, the Contributors and Global Signal (the Agreement to Lease and Sublease
and the Lease Agreement are collectively referred to herein as the "SPRINT
ACQUISITION DOCUMENTS" and the contribution and leasing of such towers by the
Borrower pursuant to the Sprint Acquisition Documents being referred to herein as the "SPRINT ACQUISITION").

          WHEREAS, pursuant to the Sprint Acquisition Documents, simultaneously with the consummation of the Sprint Acquisition, the Equity Investors will contribute (the "EQUITY CONTRIBUTION") approximately $250,000,000 to the
Borrower.

          WHEREAS, the Borrower has requested that the Lenders extend a term loan to the Borrower in an amount not to exceed the Aggregate Loan Commitment
(as hereinafter defined), the proceeds of which will be used to provide a portion of the financing of the Sprint Acquisition.

          WHEREAS, the Borrower and the Lenders desire that the Loans be refinanced on or prior to the Maturity Date (as hereinafter defined) through an assignment of the Loans to a new lender pursuant to a whole loan securitization transaction (the "SECURITIZATION") on terms and conditions substantially as set forth in the form of the Amended and Restated Loan and Security Agreement attached hereto as EXHIBIT A (as modified pursuant to this Agreement, the
"SECURITIZATION LOAN AGREEMENT FORM").

          WHEREAS, to facilitate the assignment of the Loans pursuant to the
Securitization, the Borrower has requested that the Securitization Loan
Agreement Form govern the terms and conditions of the Loans, as modified by this
Agreement.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agents hereby agree as follows:

                                    ARTICLE A

                      INCORPORATION AND OVERRIDE PROVISIONS

          Section A.1 General Override Provision. The parties hereto hereby agree to make loans to the Borrower on the terms of the Securitization Loan
Agreement Form, and hereby agree that the Securitization Loan Agreement Form is hereby incorporated herein in its entirety as if it were set forth directly herein and forms part of this Agreement, in each case as modified as set forth in this Agreement and subject to the override set forth in the following sentence. Notwithstanding any provision of the Securitization Loan Agreement
Form to the contrary, the provisions of this Agreement shall control and to the extent of a conflict with the provisions of the Securitization Loan Agreement
Form respecting such matters, the terms and conditions of this Agreement shall override such provisions of the Securitization Loan Agreement Form.

          Section A.2 Particular Sections. Notwithstanding the foregoing, the provisions of the Securitization Loan Agreement Form listed on SCHEDULE A.2 (the
"INOPERATIVE PROVISIONS") shall not be incorporated herein or form part of this
Agreement and shall have no force or effect until, if and when, the occurrence of the Securitization, pursuant to SECTION 14.9.

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Certain Defined Terms. (a) The terms defined below are used in this Agreement as so defined.

          "ACQUISITION": the Sprint Acquisition and any other acquisition by the
Borrower of (i) Towers, (ii) all of the Capital Stock of any Person that holds
Towers as a principal asset, and/or (iii) a fee, easement, or long term ground lease interest in real property upon which wireless communications towers are, or are to be, located.

          "ADMINISTRATIVE AGENTS": the BANA Administrative Agent and the Morgan
Stanley Administrative Agent; each, an "Administrative Agent".

          "AGENTS": collectively, the Administrative Agents, the Calculation
Agent and the Collateral Agent.

          "AGGREGATE ACQUISITION PRICE": the aggregate Rent and Pre-Lease Rent to be prepaid by the Borrower to the Sprint SPV on the Effective Date (as
defined in the Lease

                                      -2-

Agreement) pursuant to Section 11(a) of the Lease Agreement, together with (i)
reasonable and customary transaction costs (including commissions), (ii) the reasonable fees and expenses of counsel to the Borrower for services rendered in connection with the Sprint Acquisition and (iii) the amount of taxes that are payable by the Borrower as a result of the Sprint Acquisition, in an amount not to exceed $45,000,000 in the aggregate for all items described in clauses (i)
through (iii).

          "AGGREGATE LOAN COMMITMENT": the lesser of (a) $850,000,000 and (b)
70% of the Aggregate Acquisition Price.

          "AGREEMENT": as defined in the preamble to this Agreement.

          "AGREEMENT TO LEASE AND SUBLEASE": as defined in the first recital to this Agreement.

          "APPLICABLE LENDING OFFICE": for each Lender, the lending office of such Lender designated for each Type of Loan on SCHEDULE 2.1 hereto (or any other lending office from time to time notified to its Administrative Agent by such Lender) as the office at which its Loans are to be made and maintained.

          "APPLICABLE MARGIN": for any Loan of any Type on any day, (i) during the period from the Closing Date through October 20, 2005, 1.50% per annum in the case of Eurodollar Loans, and 1.50% in the case of Base Rate Loans, and (ii)
thereafter, the applicable rate per annum set forth below, based upon the Net
Tower Cash Flow as of October 20, 2005 (the levels of Net Tower Cash Flow and
Applicable Margin are set forth on the table below and referred to in this
Agreement as "LEVEL I" and "LEVEL II", respectively):



---------------------------------------------------------------------------------
                                      Applicable Margin for    Applicable Margin
Level         Net Tower Cash Flow        Eurodollar Loans     for Base Rate Loans
---------------------------------------------------------------------------------

Level I    Greater than or equal to
           $86,000,000                        1.50%                  1.50%
---------------------------------------------------------------------------------
Level II   Less than $86,000,000              1.75%                  1.75%
---------------------------------------------------------------------------------


; provided that on the date of the first extension of the Maturity Date pursuant to SECTION 2.5, the Applicable Margin for Eurodollar Loans and Base Rate Loans
under both Levels I and II shall each be increased by 0.25%, and on the date of the second extension of the Maturity Date pursuant to SECTION 2.5, the
Applicable Margin for Eurodollar Loans and Base Rate Loans under Levels I and II shall each be increased by 0.75% above the Applicable Margin in effect after the first extension of the Maturity Date.

          "APPROVED FUND": (a) with respect to any Lender, any Bank CLO of such
Lender, and (b) with respect to any Lender that is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar

                                      -3-

extensions of credit and is managed by the same investment advisor as such
Lender or by an Affiliate of such investment advisor.

          "ASSET SALE": any sale, lease or other disposition of property or series of related sales, leases or other dispositions of property (excluding any such sale, lease or other disposition permitted by SECTIONS 5.1(G) (II), (III)
and (IV)).

          "ASSIGNEE": as defined in SECTION 14.3(C).

          "ASSIGNMENT AND ACCEPTANCE": as defined in SECTION 14.3(C).

          "BANA": as defined in the preamble to this Agreement.

          "BANA ADMINISTRATIVE AGENT": BANA in its capacity as co-administrative agent hereunder for the BANA Syndicate, and any successor co-administrative agent appointed by the BANA Syndicate in accordance with SECTION 13A.9.

          "BANA SYNDICATE": BANA, as an Initial Lender under this Agreement, together with any Assignees of its Loan.

          "BANK CLO": as to any Lender, any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such
Lender or an Affiliate of such Lender.

          "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the
Calculation Agent as its "prime rate." The "prime rate" is a rate set by the
Calculation Agent based upon various factors including the Calculation Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the
Calculation Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOAN" means a Loan that bears interest based on the Base
Rate.

          "BOARD": the Board of Governors of the Federal Reserve System of the
United States (or any successor).

          "BORROWER": as defined in the preamble to this Agreement.

          "CALCULATION AGENT": so long as BANA is an Administrative Agent, BANA, and if BANA is not an Administrative Agent, such other Administrative Agent selected by the Required Lenders.

          "CASH EQUIVALENTS": (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United
States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days

                                      -4-

or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000,
(c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "CHANGE OF CONTROL": the occurrence of any of the following:

          (a) the Equity Investors and/or any Person controlled by Fortress
Investment Group LLC or Greenhill Capital Partners, L.P. or any of their respective Affiliates shall collectively, directly or indirectly, cease to own and/or control in the aggregate (i) at least 51% of the voting interest in the
Capital Stock of Global Signal or (ii) at least 51% of the voting and economic interest (directly or indirectly) in the Capital Stock of GSOP; or

          (b) Global Signal shall cease to own at least 51% of the voting and economic interest in the Capital Stock of GSOP; or

          (c) GSOP shall cease to own at least 100% of the voting and economic interest in the Capital Stock of the Borrower; or

          (d) with respect to any direct or indirect Subsidiary of GSOP, an event or series of events resulting in GSOP ceasing to own directly or indirectly less than 100% of the Capital Stock of such Subsidiary (other than pursuant to a dissolution of such Subsidiary); or

          (e) an event or series of events by which during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Global Signal, GSOP and/or any Subsidiary of GSOP cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii)
above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a

                                      -5-

member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

provided that in no event shall the merger of GSOP with or into Global Signal or a Subsidiary of Global Signal be deemed a "Change of Control" so long as the
Required Lenders reasonably determine that such merger is not adverse to their interests and provide written notice to the Borrower of the same. For the purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b)
direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "CLOSING DATE": the date on which the conditions precedent set forth in ARTICLE III of the Securitization Loan Agreement Form and ARTICLE III hereof shall be satisfied or waived.

          "COLLATERAL AGENT": MSAFI as collateral agent for the Lenders, together with any successor Collateral Agent appointed pursuant to SECTION 13A.9 of this Agreement.

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with Global Signal or the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes Global
Signal or the Borrower and which is treated as a single employer under Section
414(b) or (c) of the IRC or, for purposes of the IRC, Section 414(m) or (o) of the IRC.

          "CONDUIT ASSIGNEE": any special purpose entity that finances its activities directly or indirectly through asset-backed commercial paper and is administered by a Lender or any of its Affiliates and designated by such Lender from time to time to accept an assignment from the Conduit Lender in such
Lender's Syndicate of all or a portion of the Loans.

          "CONDUIT LENDER": any special purpose entity administered by any
Lender (or an affiliate of such Lender) which funds Loans hereunder and has been designated by such Lender in a written notice to Borrower; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating
Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and provided, further, that no Conduit Lender shall be deemed to have any Loan Commitment. Upon the designation of any Conduit Lender by a Lender, such Conduit Lender shall have all of the rights of a "Lender" hereunder and under the other Loan Documents.

          "CONSOLIDATED EBITDA": with respect to any Person and its consolidated
Subsidiaries for any period of determination, the sum (determined on a consolidated basis), without duplication, of (a) net income for such period, plus (b) amortization, accretion and depreciation for such period, plus (c)
interest expense (determined in accordance with GAAP) for such period, plus (d)
actual taxes based on income for such period, plus (e) extraordinary losses for such period, including losses on early extinguishment of debt, minus (f)
extraordinary

                                      -6-

gains for such period, plus (g) losses on foreign currency exchange for such period, minus (h) gains on foreign currency exchange for such period, plus (i)
for purposes of calculating Consolidated EBITDA of the Borrower, costs or amortization expense associated with obtaining title insurance and mortgaging and perfecting liens on properties to be mortgaged to the Collateral Agent, plus
(j) non-cash charges associated with stock-based compensation expense plus (k)
non-cash accrued straight-line rent expense recorded under SFAS 13 plus (l)
acquisition costs associated with the Sprint Acquisition to the extent (x) such costs are not capitalized and (y) such costs are included in the budget of such acquisition costs previously provided to the Administrative Agents in connection with the Sprint Acquisition, plus (m) asset write-down charges related to discontinued operations. For purposes of clauses (b) through (m) above, such amounts shall be deducted from, or added to, net income, in each case only to the extent such amounts were included in the calculation of net income; provided that the calculation of Consolidated EBITDA shall be adjusted to annualize the financial results of Towers owned, leased or managed by such Person and its
Subsidiaries for less than one year as follows: (i) the Consolidated EBITDA attributed to any Tower owned, leased or managed by such Person and its
Subsidiaries for less than one year but greater than or equal to one month shall be the Consolidated EBITDA attributed to such Tower for the period commencing on the date of the Acquisition of such Tower through the last day of the most recently completed month times, a fraction, the numerator of which is 12 and the denominator of which is the number of calendar months completed since the date of such Acquisition, and (ii) the Consolidated EBITDA for Towers owned, leased or managed for less than one month shall be the estimated annual Consolidated
EBITDA for such Towers based upon the budgeted annualized results of such Towers determined in a manner consistent with the methodology set forth in EXHIBIT F and adjusted to reflect the financial results of such Towers on a consolidated basis (as opposed to a stand-alone per Tower basis).

          "CONSOLIDATED INDEBTEDNESS": for any Person and its consolidated
Subsidiaries at such time, the aggregate Indebtedness of such Person and its consolidated Subsidiaries determined on a consolidated basis in accordance with
GAAP.

          "CONTINUE", "CONTINUATION" and "CONTINUED": the continuation of a
Eurodollar Loan from one day to the next day.

          "CONTRIBUTORS": as defined in the first recital to this Agreement.

          "CONVERT", "CONVERSION" and "CONVERTED": a conversion of Eurodollar
Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender
(at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "DERIVATIVES COUNTERPARTY": as defined in SECTION 5.1(I).

          "EQUITY CONTRIBUTION": as defined in the second recital to this
Agreement.

          "EQUITY INVESTORS": Fortress Pinnacle Acquisition LLC, FRIT PINN LLC
and Greenhill Capital Partners, L.P., Greenhill Capital, L.P., Greenhill Capital
Partners (Executives), L.P. and Greenhill Capital Partners (Cayman), L.P. or any
other Person reasonably acceptable to the Required Lenders.

                                      -7-

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a
Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D) maintained by a member bank of the Federal Reserve System.

          "EURODOLLAR RATE": with respect to a Eurodollar Loan, for the First
Interest Period 3.09%, and for any Interest Period thereafter, a rate per annum determined by the Calculation Agent pursuant to the following formula:

                                              Eurodollar Base Rate
               Eurodollar Rate = ---------------------------------------------
                                    1.00 - Eurocurrency Reserve Requirements

          Where,

          "EURODOLLAR BASE RATE" means, for such Interest Period:

          (a) the rate per annum equal to the rate determined by the Calculation
     Agent to be the offered rate that appears on the page of the Telerate screen 3750 (or any successor thereto) that displays an average British
     Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Calculation Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately
     11:00 a.m. (London time) two Business Days prior to the first day of such
     Interest Period, or

          (c) if the rates referenced in preceding clauses (a) and (b) are not available, the rate per annum equal to the rate determined by the
     Calculation Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest
     Period would be offered by Bank of America's London Branch to major banks in the London interbank Eurodollar market at their request at approximately
     4:00 p.m. (London time) two Business Days prior to the first day of such
     Interest Period.

          "EURODOLLAR LOANS": Loans to which the applicable rate of interest is based upon the Eurodollar Rate.

                                      -8-

          "EURODOLLAR RESERVE PERCENTAGE": for any day during any Interest
Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB (or any successor thereto)
for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar
Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          "EXCLUDED TAXES": as defined in SECTION 2.14(G).

          "EXTRAORDINARY RECEIPT": any cash received by or paid to or for the account of any Person other than in the ordinary course of business in respect of tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of Recovery Events, proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds from reinsurance received in the ordinary course of business), indemnity payments, purchase price adjustments received in connection with any purchase agreement
(or other similar agreement) and payments in respect of judgments or settlements of claims, litigation or proceedings; provided that Extraordinary Receipts shall not include cash receipts received from proceeds of indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment
of) such claim or loss and the costs and expenses of such Person with respect thereto so long as such application is commenced prior to or within 90 days after the receipt of such proceeds, awards, or payments and that any such expense being so reimbursed was not charged by a Loan Party or a Subsidiary or
Affiliate of a Loan Party.

          "FEDERAL FUNDS EFFECTIVE RATE": for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business
Day next succeeding such day; provided that (a) if such day is not a Business
Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding
Business Day, and (b) if no such rate is so published on such next succeeding
Business Day, the Federal Funds Rate for such day shall be the average rate
(rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Calculation Agent on such day on such transactions as determined by the
Calculation Agent.

          "FEE LETTER": the fee letter by and among the Borrower, BANA and
Morgan Stanley in connection with this Agreement.

          "FIRST INTEREST PERIOD": means the date of the draw of funds under
Section 2.2 and ending on the third (3rd) Business Day of July 2005.

          "GLOBAL SIGNAL": as defined in the first recital to this Agreement.

                                      -9-

          "GSOP": Global Signal Operating Partnership L.P., a Delaware limited partnership and its successors and assigns.

          "GSOP CREDIT AGREEMENT": the Second Amended and Restated Credit
Agreement, dated as of April 15, 2005 between GSOP, as borrower, Bank of
America, N.A., as administrative agent and letter of credit issuer and the lenders from time to time party thereto.

          "GOVERNING DOCUMENTS": (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          "INITIAL LENDERS": BANA and MSAFI, comprising all of the initial
Lenders under this Agreement.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INTEREST PAYMENT DATE": (a) with respect to payments to be made to the Lenders in any Syndicate, the third (3rd) Business Day of each calendar month (commencing on the third (3rd) Business Day of July, 2005) immediately following delivery of a written notice by the Administrative Agent for such
Syndicate to the Borrower setting forth in reasonable detail the amount of accrued and unpaid interest thereon at such time or (b) the date of any repayment or prepayment of Loans.

          "INTEREST PERIOD": as to each Eurodollar Loan, (x) the First Interest
Period, (y) if and when such Eurodollar Loan is Converted from a Base Rate Loan, initially, the date of such Conversion and ending on the date one month thereafter, and (z) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending on the date one month thereafter. No Interest Period shall extend beyond the
Maturity Date and if any Interest Period would otherwise end on a day that is not a Business Day unless such Business Day is beyond the Maturity Date, such
Interest Period shall be extended to the next succeeding Business Day.

          "INTEREST RATE AGREEMENT": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Borrower's and its Subsidiaries' operations and not for speculative purposes.

          "LENDERS": as defined in the preamble to this Agreement.

          "LEVEL I": as defined in the definition of "Applicable Margin".

                                      -10-

          "LEVEL II": as defined in the definition of "Applicable Margin".

          "LIMITED RECOURSE PARENT GUARANTEE": the Parent Guarantee dated as of the date hereof made by Global Signal and GSOP in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of
EXHIBIT D, as the same may be amended, supplemented and otherwise modified from time to time.

          "LOANS": as defined in SECTION 2.1(A).

          "LOAN COMMITMENT": with respect to any Lender, the obligation of such
Lender to make a Loan to the Borrower hereunder on the Closing Date pursuant to
SECTION 2.1 in a principal amount equal to its percentage interest in the
Aggregate Loan Commitment set forth opposite such Lender's name on SCHEDULE 2.1 under the caption "LOAN COMMITMENT PERCENTAGE."

          "LOAN DOCUMENTS": this Agreement (including the provisions of the
Securitization Loan Agreement Form incorporated herein), the Notes, the Deeds of
Trust, the Assignment of Management Agreement, the Subsidiary Guarantee, the
Limited Recourse Parent Guarantee, the Pledge Agreement, the Environmental
Indemnity, the Financing Statements, the Cash Management Agreement, the Fee
Letter and any and all other documents and agreements executed by any of the
Borrower, Guarantor or Manager in connection with this Agreement.

          "LOAN FACILITY": the Loan Commitments and the Loans made thereunder.

          "LOAN PARTIES": the Borrower, GSOP, Global Signal, the Manager and
each Subsidiary of the Borrower which is a party to any Loan Document.

          "LOAN PERCENTAGE": as to any Lender at any time, the fraction
(expressed as a percentage), the numerator of which is the unpaid principal amount of the Loans of such Lender at such time and the denominator of which is the aggregate unpaid principal amount of the Loans of all Lenders.

          "MATURITY DATE": the Original Maturity Date, or such later date to which such date may be extended pursuant to SECTION 2.5.

          "MORGAN STANLEY ADMINISTRATIVE AGENT": MSAFI, as co-administrative agent hereunder for the Morgan Stanley Syndicate, and any successor co-administrative agent appointed by the Morgan Stanley Syndicate pursuant to
SECTION 13A.9.

          "MORGAN STANLEY SYNDICATE": MSAFI, as an Initial Lender under this
Agreement, together with any Assignees of its Loan.

          "MSAFI": as defined in the preamble to this Agreement.

          "MULTIEMPLOYER PLAN": a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of
ERISA.

                                      -11-

          "NET CASH PROCEEDS": the gross cash proceeds received by the Borrower or any of its Subsidiaries in connection with or as a result of (a) any sale, lease or sublease of any assets, (b) the issuance of any Indebtedness, (c) the issuance of any equity (other than equity issued to a Loan Party by another Loan
Party or any net proceeds of an equity offering used to fund the Aggregate
Acquisition Price on or prior to the Closing Date), and (d) the receipt of any capital contributions (other than by a Loan Party with respect to capital contributions made by another Loan Party) or Extraordinary Receipts, minus with respect to each of the foregoing (so long as each of the following are estimated in good faith by the management of the Borrower and certified to the
Administrative Agents in reasonable detail by an authorized officer of the
Borrower) (i) actual taxes paid or payable with respect to such asset sale or
Recovery Event (if any) in an amount equal to the tax liability of the Borrower or any of its Subsidiaries in respect of such sale or Recovery Event (taking into account all tax benefits of each of the parties), (ii) reasonable and customary transaction costs payable by the Borrower or any such Subsidiary of the Borrower to any Person that is not an Affiliate or an Equity Investor or
Affiliate of an Equity Investor related to such transaction, (iii) Indebtedness secured by the assets sold or otherwise subject to a Recovery Event that is immediately repaid as a consequence of such sale, except Indebtedness that constitutes any of the Obligations, (iv) with respect to clause (a), the portion of such cash proceeds reserved for post-closing adjustments, including, without limitation, indemnification payments and purchase price adjustments which are held in a third-party escrow account or in a segregated deposit account in which the Collateral Agent has a first priority perfected security interest; provided that on the date all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute
Net Cash Proceeds on such date, and (v) with respect to clause (a), an amount, not in excess of the taxable gain recognized on such asset sale, necessary to meet the REIT Distribution Requirement with respect thereto.

          "NET TOWER CASH FLOW": at any time, an amount equal to (i) the aggregate annualized amount of the rent then payable by all lessees under Leases with respect to Towers, or, in the case of Towers that are Managed Properties, the revenue then due to the Borrower or any of its Subsidiaries under the Site
Management Agreement for such Towers (net of any payments required to be remitted by the Borrower or its Subsidiaries to the owner or lessor of such
Towers), less (ii) the sum of (a) the aggregate annualized current insurance expense, real estate and property taxes, ground lease payments (if any) and amounts payable to a third party owner under any Site Management Agreement (if applicable) with respect to the Towers; (b) the aggregate trailing twelve
(12)-month Maintenance Capital Expenditures and other expenses in respect of the
Towers for direct maintenance expenses, utilities, licensing and permitting
(provided, that in no event shall any item referred to in clauses (a) and (b) of this definition (including Maintenance Capital Expenditures and utilities paid by Sprint treated as a reduction in the Purchase Price) be deducted in respect of any Tower the maintenance of which is the obligation of a Person other than the Borrower or one or more of its Subsidiaries); and (c) a management fee equal to the greater of (x) $9,600,000 per annum and (y) 5.00% of the aggregate annualized amount of the rent then payable by all lessees under the Leases. For purposes of clause (ii)(a) of this definition, the amount of "current" expenses, taxes and other payments shall be determined, for the first month after the
Acquisition of any Tower, with respect to the Towers acquired pursuant to the
Sprint Acquisition, the amount set forth in Exhibit A of the Securitization Loan
Agreement Form under the heading "insurance, taxes and ground/lease

                                      -12-

payments" and, at any time thereafter, based on the actual amount of such expenses, taxes and other payments. For purposes of clause (b) of this definition, the calculation of the aggregate trailing twelve (12)-month
Maintenance Capital Expenditures and other expenses with respect to any Tower
(in each case after giving effect to the proviso thereto) shall be based on (i)
at the time of the Acquisition of such Tower and for one month thereafter, (A)
with respect to Maintenance Capital Expenditures and direct maintenance expenses, the higher of (x) the sum of the actual annual budgeted Maintenance
Capital Expenditures and the annual budgeted direct maintenance expenses for such Tower, and (y) $700, and (B) with respect to all other expenses, the information obtained from the seller of such Tower pursuant to the pre-acquisition due diligence process of the Loan Parties, and (ii) at any time after the first month until the first anniversary of the Acquisition of such
Tower, the actual amount of such Maintenance Capital Expenditures and other expenses, annualized based on the number of months that have passed since the date of such Acquisition. The calculation of Net Tower Cash Flow shall be subject to the last sentence of Section 5.1(d)(v).

          "NON-EXCLUDED TAXES": as defined in SECTION 2.14(A).

          "NON-EXEMPT LENDER": as defined in SECTION 2.14(F).

          "NOTE": as defined in SECTION 2.4(E).

          "NOTICE OF BORROWING": as defined in SECTION 2.2(A).

          "ORAL LEASES": those Leases which are oral and not subject to any written agreement.

          "ORIGINAL MATURITY DATE": the day that is twelve (12) months after the
Closing Date, or if such date is not a Business Day, the next Business Day.

          "OTHER TAXES": as defined in SECTION 2.14(B).

          "PARTICIPANTS": as defined in SECTION 14.3(B).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Global Signal, the Borrower or a
Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

          "PLEDGE AGREEMENT": the Pledge Agreement dated as of the date hereof made by Global Signal, GSOP and any Person that becomes a party thereto pursuant to Section 5(e) thereof in favor of the Collateral Agent, substantially in the form of EXHIBIT H, as the same may be amended, supplemented or otherwise modified from time to time.

          "PROGRAM SUPPORT AGREEMENT": with respect to any Conduit Lender, any agreement entered into by any Program Support Provider providing for the issuance of one or

                                      -13-

more letters of credit for the account of the Conduit Lender (or any related commercial paper issuer that finances the Conduit Lender), the issuance of one or more surety bonds for which the Conduit Lender (or such related issuer) is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Conduit Lender (or such related issuer) to any
Program Support Provider of the Conduit Lender's interest under this Agreement and the Loans (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to the Conduit Lender (or such related issuer) in connection with its commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

          "PROGRAM SUPPORT PROVIDER": with respect to any Conduit Lender, any
Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender (or any related commercial paper issuer that finances such Conduit Lender) or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Lender's (or such related issuer's) commercial paper program.

          "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

          "REIT DISTRIBUTION REQUIREMENT": distributions in an amount reasonably necessary to enable Global Signal to pay the dividends required to maintain its
REIT Status and not be subject to corporate level tax based on income or to excise tax under Section 4981 of the IRC.

          "REIT STATUS": with respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the IRC, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c)
of the IRC.

          "REGISTER": as defined in SECTION 2.4(C).

          "REGULATION D": Regulation D of the Board as in effect from time to time.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of
ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. Section 4043.

          "REQUIRED LENDERS": at any time, Lenders the Loan Percentages of which aggregate more than 50%.

          "REQUIRED SYNDICATE LENDERS": with respect to either Syndicate,
Lenders the Loan Percentages of which aggregate more than 50% of the total Loan
Percentages of all the Lenders in such Syndicate.

                                      -14-

          "REQUIREMENTS OF LAW": as to any Person, the certificate of incorporation and by laws or other organizational or Governing Documents of such
Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "SECTION 2.14 CERTIFICATE": as defined in SECTION 2.14(F)(II).

          "SECURITIZATION": as defined in the third recital to this Agreement.

          "SECURITIZATION LOAN AGREEMENT": as defined in SECTION 14.9.

          "SECURITIZATION LOAN AGREEMENT FORM": as defined in the third recital to this Agreement.

          "SPRINT": as defined in the first recital to this Agreement.

          "SPRINT ACQUISITION": as defined in the first recital to this
Agreement.

          "SPRINT ACQUISITION DOCUMENTS": as defined in the first recital to this Agreement.

          "SPRINT SPV": as defined in the first recital to this Agreement.

          "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "SUBSIDIARY" or to "SUBSIDIARIES" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "SUBSIDIARY GUARANTEE": a Guarantee made by each Subsidiary (if any)
of the Borrower in favor of the Collateral Agent for the benefit of the Agents and the Lenders, substantially in the form of EXHIBIT G as the same may be amended, supplemented or otherwise modified from time to time.

          "SYNDICATE": either the BANA Syndicate or the Morgan Stanley
Syndicate.

          "SYNTHETIC LEASE": any lease entered into in connection with the lease or acquisition of fixed assets which is treated under GAAP as an operating lease but for tax purposes as a capital lease.

          "TAXES": as defined in SECTION 2.14(A).

                                      -15-

          "TAKEOUT FINANCING": a Securitization or a bank and/or bond, equity or other financing transaction by Global Signal, the Borrower or any other
Affiliate of Global Signal, the proceeds of which are used to repay the Loans in connection with the maturity of the Loans or early termination of the Loan
Facility.

          "TAKEOUT FINANCING NOTICE": as defined in SECTION 14.9.

          "THRESHOLD AMOUNT": $1,000,000.

          "TRANSFEREE": as defined in SECTION 14.3(E).

          "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurodollar
Loan.

          "ULTIMATE LENDER": as defined in SECTION 14.9.

          (b) Certain Replaced Terms. Each occurrence of the following terms in the Securitization Loan Agreement Form shall be replaced as indicated below:

          (i) Each reference to "Borrower Parties" shall be deemed to be a reference to "Loan Parties", mutatis mutandis.

          (ii) Each reference to "Lender" listed in Part 1 of SCHEDULE 1.1 shall be deemed to be a reference to "Administrative Agents", mutatis mutandis.

          (iii) Each reference to "Lender" listed on Part 2 of SCHEDULE 1.1 shall be deemed to be a reference to "Collateral Agent", mutatis mutandis.

          (iv) Each reference to "Lender" listed on Part 3 of SCHEDULE 1.1 shall be deemed to be a reference to "Agents", mutatis mutandis.

          (v) Each reference to "Lender" or "the Lender" listed on Part 4 of
     SCHEDULE 1.1 shall be deemed to be a reference to "each Lender" or "any
     Lender" as the context shall require, mutatis mutandis.

          (vi) Each reference to "Lender" listed on Part 5 of SCHEDULE 1.1 shall be deemed to be a reference to "the Required Lenders", mutatis mutandis.

          (vii) Each reference to "Lender" listed on Part 6 of SCHEDULE 1.1 shall be deemed to be a reference to "each of the Lenders and the Agents", mutatis mutandis.

                                   ARTICLE II

                       TERMS OF THE LOANS AND COMMITMENTS

          Section 2.1 Loan Commitments.

          Subject to the terms and conditions hereof (including, without limitation, the satisfaction of the conditions precedent set forth in ARTICLE
III of the Securitization Loan

                                      -16-

Agreement Form and ARTICLE III hereof), each Lender agrees to make a Loan
("LOANS") to the Borrower on the Closing Date up to an aggregate principal amount not to exceed its respective Loan Commitment. Amounts prepaid or repaid on the Loans may not be reborrowed.

          Section 2.2 Procedure for Borrowing.

          (a) The Borrower shall deliver to each Administrative Agent a fully executed notice of borrowing substantially in the form of ANNEX I (the "NOTICE
OF BORROWING") no later than 11:00 a.m., New York City time, two Business Days prior to the Closing Date. The Notice of Borrowing shall provide:

          (i) the amount to be borrowed;

          (ii) a calculation of the Aggregate Loan Commitment in reasonable detail;

          (iii) the amount of the borrowing to be paid to Sprint and its
     Subsidiaries; and

          (iv) wire instructions for Sprint and its Subsidiaries and the other parties to be paid in connection with the closing of the Sprint
     Acquisition.

          (b) Upon receipt of the Notice of Borrowing, each Administrative Agent shall promptly notify each Lender in its respective Syndicate thereof. Not later than 11:00 a.m., New York City time, on the Closing Date, each Lender shall make available to its Administrative Agent at the office specified in SECTION 14.2 for such Administrative Agent the amount of such Lender's pro rata share of such borrowing in immediately available funds. Subject to the satisfaction of the conditions precedent set forth in ARTICLE III of the Securitization Loan
Agreement Form and ARTICLE III hereof and each Administrative Agent shall on such date make the amounts it received from the Lenders in its Syndicate available to the Borrower by wiring the specified funds to the accounts specified in the Notice of Borrowing no later than 1:00 p.m., New York City time, provided, that the Administrative Agents shall have received the funds from each Lender by 11:00 a.m., New York City time, on such day.

          Section 2.3 Interest Rates and Payment Dates.

          (a) The Loans shall be Eurodollar Loans until the Loans are converted to Base Rate Loans pursuant to SECTION 2.3(E), SECTION 2.10 or SECTION 2.12.

          (b) Each Eurodollar Loan shall bear interest at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (c) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (d) If the Applicable Margin is to be determined under Level II after
October 15, 2005, the Borrower shall on the first Business Day following such date make a retroactive payment of interest to each applicable Administrative
Agent for the benefit of the Lenders in its Syndicate for the period of the
Closing Date to such date equal to the difference between the

                                      -17-

interest on the Loans calculated based on Level II of the Applicable Margin for such period and the interest actually paid by the Borrower on the Loans for such period.

          (e) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise),
(x) at the option of any Administrative Agent or the Required Lenders and upon notice to the Borrower, each Eurodollar Loan shall convert to a Base Rate Loan, and (y) the principal of all overdue Loans and any such overdue interest or other amount shall bear interest at a rate per annum which is the rate that would otherwise be applicable to the Loans pursuant to the foregoing provisions of this Section plus 4%, in each case from the date of such non-payment until such overdue principal, interest or other amount is paid in full (as well after as before judgment).

          (f) Interest shall be payable in arrears on each Interest Payment
Date; provided that interest accruing pursuant to paragraph (e) of this Section shall be payable from time to time on demand.

          Section 2.4 Repayment of Loans; Evidence of Debt.

          (a) The Borrower hereby unconditionally promises to pay to each
Administrative Agent for the account of the Lenders in its Syndicate, the principal amount of the Loans held by such Lenders on the Maturity Date;
provided, that if the Maturity Date is extended pursuant to SECTION 2.5, the
Borrower shall make a principal repayment to such Administrative Agent on each
Interest Payment Date following the Original Maturity Date in an amount equal to a monthly percentage share of the aggregate outstanding principal amount of the
Loans held by such Lenders based on a 20-year straight-line amortization schedule commencing on the Original Maturity Date, as calculated by the
Administrative Agents. Each Administrative Agent shall distribute to the Lenders in its respective Syndicate payments it receives from the Borrower for the account of such Lenders promptly upon receipt in like funds as received.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from the Loan of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) Each Administrative Agent shall maintain a register (the
"REGISTER"), solely for such purpose as agent for the Borrower, in which shall be recorded (i) the name and address of each Lender in its Syndicate (including any Assignee, successor and participants), (ii) the amount of each Loan made hereunder by the Lenders in its Syndicate and any Note evidencing such Loan,
(iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each such Lender hereunder, (iv) the amount of any sum received by such Administrative Agent hereunder from the Borrower, and
(v) each assignment and participation of such Loan pursuant to SECTION 14.3.

          (d) The entries made in each Register and the accounts of each Lender maintained pursuant to SECTION 2.4(C) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded

                                      -18-

(absent manifest error); provided, however, that the failure of any
Administrative Agent to maintain the Register or any Lender to maintain such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. Any assignment or transfer by any Lender of its rights and obligations under this Agreement pursuant to and in accordance with SECTION 14.3 that is not recorded in accordance with this SECTION 2.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 14.3.

          (e) The Borrower agrees that, upon the request of any Lender to its
Administrative Agent, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of EXHIBIT B, with appropriate insertions as to date and principal amount (a "NOTE").

          Section 2.5 Extension of Maturity Date.

          (a) Extension Option. (i) The Borrower may on two occasions extend the
Maturity Date for a period of six months upon written notice to the
Administrative Agents no later than 30 days prior to the then existing Maturity
Date; provided that if upon any such extension the Maturity Date would not be on a Business Day, the Maturity Date shall be the next Business Day. Upon receipt of any such notice, each Administrative Agent shall promptly notify each Lender in its Syndicate thereof.

          (ii) The effectiveness of any such extension is subject to the satisfaction of the following conditions: (A) any fees and other amounts
     (including, without limitation, any fees payable by the Borrower in connection with such extension) shall have been paid; (B) any other amounts then due hereunder shall have been paid, (C) no Event of Default shall have occurred and be continuing on the date of such extension, and (D) delivery of a certificate of a Responsible Officer of the Borrower as to the matters set forth in SECTIONS 3.1(D) AND (H) and SECTIONS 4.2(B)(4) of the
     Securitization Loan Agreement Form.

          Section 2.6 [Reserved]

          Section 2.7 Optional Prepayment. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agents (in the form of ANNEX II)
prior to 12:00 noon, New York City time, at least three Business Days prior thereto, specifying the date and amount of prepayment. Upon receipt of any such notice, each Administrative Agent shall promptly notify each Lender in its
Syndicate thereof. If any such notice is given, the amount specified in such notice shall be due and payable to the Administrative Agents on a pro rata basis on the date specified therein, together with any accrued interest to such date on the amount prepaid. Partial prepayments pursuant to this Section shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Amounts prepaid pursuant to this SECTION 2.7 may not be reborrowed. For the avoidance of doubt, any assignment of this Agreement by the Lenders to an Ultimate Lender pursuant to a Takeout Financing shall not be considered an optional prepayment.

                                      -19-

          Section 2.8 Mandatory Prepayments.

          (a) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from (i) any incurrence of Indebtedness by the
Borrower or any of its Subsidiaries, other than Indebtedness permitted pursuant to SECTION 5.15 of the Securitization Loan Agreement Form, (ii) any sale or issuance of Capital Stock by or receipt of any capital contribution to the
Borrower or any of its Subsidiaries (other than the Equity Contribution or
Capital Stock issued by a Loan Party to another Loan Party or GSOP or capital contributions received by a Loan Party from another Loan Party or GSOP), (iii)
any Asset Sale or (iv) any Extraordinary Receipts, then 100% of such Net Cash
Proceeds shall be applied on the third Business Day following receipt of such
Net Cash Proceeds (or in the case of clauses (iii) and (iv), following receipt of Net Cash Proceeds from any individual event or series of events in an aggregate amount of $5,000,000) toward the prepayment of the Loans and interest thereon.

          (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Recovery Event, 100% of such Net Cash
Proceeds shall be applied on the third Business Day following receipt of such
Net Cash Proceeds toward the prepayment of the Loans; provided that such prepayment shall not be required if all of the following requirements are satisfied: (i) the aggregate amount of all such Net Cash Proceeds is not greater than $5,000,000, (ii) such Net Cash Proceeds are (A) reinvested in other like assets within 270 days of the Recovery Event that gave rise to such Net Cash
Proceeds or (B) committed to be reinvested in other like assets within 270 days of such Recovery Event and reinvested in such assets within 365 days of such
Recovery Event, and (iii) such Net Cash Proceeds are held in a segregated deposit account that is subject to a perfected first priority security interest in favor of Collateral Agent for the benefit of the Agents and the Lenders, provided that the reinvestment or commitment to reinvest any such Net Cash
Proceeds of an amount in excess of $5,000,000 pursuant to clause (ii) above is pre-approved in writing by the Required Lenders in their reasonable discretion.

          (c) If on any day a Takeout Financing shall occur which does not result in this Agreement being replaced with a Securitization Loan Agreement pursuant to SECTION 14.9, then the Borrower shall prepay, in full and in cash, the Loans, any unpaid interest thereon and all other Obligations then outstanding.

          (d) Any prepayment of Loans pursuant to this Section, and the rights of the Lenders in respect thereof, are subject to the provisions of SECTION
2.11.

          Section 2.9 Computation of Interest and Fees.

          (a) Interest and fees shall be calculated in all other cases, on the basis of a 360-day year, in each case for the actual days elapsed. The
Calculation Agent shall as soon as practicable notify the Borrower and each
Administrative Agent of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the
Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Calculation
Agent shall as soon as practicable notify the Borrower and each Administrative
Agent of the effective date and the amount of each such change in interest rate.

                                      -20-

          (b) Each determination of an interest rate by the Calculation Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

          Section 2.10 Inability to Determine Interest Rate. If on any day:

          (a) the Calculation Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate; or

          (b) the Calculation Agent shall have received notice from the Required
Lenders that the Eurodollar Rate determined or to be determined on such day will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their Eurodollar Loans,

then the Calculation Agent shall give telecopy or telephonic notice thereof to the Borrower and the Administrative Agents as soon as practicable thereafter. If such notice is given any outstanding Eurodollar Loans shall be Converted on such day to Base Rate Loans, and until such notice has been withdrawn by the
Calculation Agent, no Loans under the Loan Facility shall be Converted to
Eurodollar Loans or Continued as such. The Calculation Agent shall withdraw any such notice pursuant to clause (a) above if the Calculation Agent determines that the relevant circumstances have ceased to exist.

          Section 2.11 Pro Rata Treatment and Payments.

          (a) The borrowing by the Borrower from the Lenders hereunder and any reduction of the Loans of the Lenders shall be made pro rata according to the respective Loan Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

          (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 noon,
New York City time, on the due date thereof to the relevant Administrative Agent at such Administrative Agent's office specified in SECTION 14.2, in Dollars and in immediately available funds. If any payment hereunder (other than payments on
Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                                      -21-

          (c) Unless the Administrative Agent for a Lender shall have been notified in writing by such Lender prior to a borrowing that such Lender will not make the amount that would constitute its pro rata share of such borrowing available to its Administrative Agent in accordance with SECTION 2.2(B), such
Administrative Agent may assume that such Lender is making such amount available to it, and such Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to such Administrative Agent by the required time on the Closing Date, such Lender shall pay to such Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective
Rate for the period until such Lender makes such amount immediately available to such Administrative Agent. A certificate of an Administrative Agent submitted to any Lender in its Syndicate with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such borrowing is not made available to its Administrative Agent by such Lender within three Business Days of the Closing Date, such Administrative
Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the
Borrower.

          Section 2.12 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans and Continue
Eurodollar Loans as such shall forthwith be cancelled, and (b) such Lender's
Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans.

          Section 2.13 Requirements of Law.

          (a) If the adoption of or any change in any bank regulatory guideline or any Requirement of Law or in the administration, interpretation or application thereof or compliance by any Lender or any Program Support Provider with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to (A) the date that such Lender (or, with respect to a Program Support Provider, the applicable
Conduit Lender) became a party to this Agreement, (B) with respect to a transfer or assignment made pursuant to SECTION 14.3(B) or (C) hereof, the effective date of such transfer or assignment, except to the extent that such Transferee's predecessor was entitled to such amounts or (C) with respect to the designation of a new lending office, the effective date of such designation:

          (i) does or shall subject any Lender or any Program Support Provider to any tax, duty or other charge of any kind whatsoever with respect to this Agreement, any Note, any other Loan Document, any Program Support
     Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender or such Program Support Provider in respect thereof
     (except for Non-Excluded Taxes resulting from such Lender's or such Program
     Support Provider's failure to comply with the provisions of SECTION 2.14 hereof and changes in the rate or manner of determination of tax on the overall net income of such Lender or such Program Support Provider together with, in each case, any interest, penalties or additions to such taxes);

                                      -22-

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (including any requirement imposed by the Board of Governors of the Federal Reserve
     System) against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or such Program Support
     Provider which is not otherwise included in the determination of the
     Eurodollar Rate; or

          (iii) does or shall impose on such Lender or such Program Support
     Provider any other condition or expense;

and the result of any of the foregoing is to increase the cost to such Lender or such Program Support Provider, by an amount which such Lender or such Program
Support Provider deems to be material, of making, continuing or maintaining
Loans (or, with respect to Program Support Providers, of entering into its
Program Support Agreements) or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly, after receiving notice as specified in clause (c) of this Section, pay such Lender
(for its own account or the account of such Program Support Provider, if applicable) such additional amount or amounts as will compensate such Lender or such Program Support Provider for such increased cost or reduced amount receivable.

          (b) If any Lender or any Program Support Provider shall have determined that the adoption of or any change in or change in the administration, interpretation or application of any bank regulatory guideline or Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or such Program Support
Provider or any corporation controlling such Lender or such Program Support
Provider with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such
Lender's or such Program Support Provider's or such corporation's capital as a consequence of its obligations hereunder (or under the related Program Support
Agreements) to a level below that which such Lender or such Program Support
Provider or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Program Support
Provider's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or such Program Support Provider to be material, then from time to time, the Borrower shall promptly pay to such Lender (for its own account or the account of such Program Support Provider, if applicable) such additional amount or amounts as will compensate such Lender or such Program
Support Provider for such reduction. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards
Board (including Interpretation No. 46: Consolidation of Variable Interest
Entities) shall constitute an adoption, change, request or directive, and any implementation thereof shall be, subject to this SECTION 2.13(B).

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this SECTION 2.13, it shall promptly notify the Borrower (with a copy to its Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this
Section submitted by such Lender to the Borrower (with a copy to its
Administrative Agent) shall be conclusive in the absence of manifest error.

                                      -23-

The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Any Lender, if claiming any additional amounts payable pursuant to this SECTION 2.13 or SECTION 2.14, shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as, in its sole determination, such efforts would not be disadvantageous to it) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts.

          Section 2.14 Taxes.

          (a) Any and all payments by the Borrower under or in respect of this
Agreement or any other Loan Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority
(collectively, "TAXES"), unless required by law. If the Borrower shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to any Lender or any Program Support Provider,
(i) Borrower shall make all such deductions and withholdings in respect of
Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with the applicable Requirement of Law, and (iii) the sum payable by
Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this SECTION 2.14) such Lender or such Program Support Provider receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of
Non-Excluded Taxes. For purposes of this Agreement and except as otherwise provided in SECTION 2.14(F) and SECTION 2.14(G), the term "NON-EXCLUDED TAXES"
are Taxes other than, in the case of each Lender or a Program Support Provider,
Taxes that are imposed on or measured by its overall net income (including franchise taxes imposed in lieu thereof and branch profit taxes, and including penalties, interest and additions to Tax with respect thereto), by the jurisdiction under the laws of which such Lender or such Program Support
Provider is organized or of its Applicable Lending Office, or any political subdivision thereof, unless Taxes are imposed as a result of a connection that arises solely from such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents or from such Program Support Provider having executed, delivered or performed its obligations or received payments under, or enforced, its Program Support Agreements (in which case such Taxes will be treated as
Non-Excluded Taxes).

          (b) In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other
Loan Document (collectively, "OTHER TAXES").

                                      -24-

          (c) Borrower hereby agrees to indemnify each Lender and any Program
Support Provider for, and to hold each of them harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed on or paid by such Lender or such Program Support Provider, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, in each case, imposed by any jurisdiction on amounts payable under this SECTION 2.14. The indemnity by Borrower provided for in this SECTION 2.14(C) shall apply and be made whether or not the Non-Excluded
Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Borrower under the indemnity set forth in this SECTION 2.14(C) shall be paid within ten (10) days from the date on which the applicable Lender or Program Support Provider, as the case may be, makes written demand therefor, and provides to Borrower any notice or assessment made for such Non-Excluded Taxes or Other Taxes received by such
Lender or such Program Support Provider from a Governmental Authority or tax authority.

          (d) Any Lender or Program Support Provider that receives additional payments from the Borrower pursuant to SECTIONS 2.14(A), (B) or (C) shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by Borrower to assist Borrower, as the case may be, at the sole expense of Borrower, to recover from the relevant taxation authority or other Governmental Authority any Taxes in respect of which amounts were paid by Borrower pursuant to SECTIONS 2.14(A), (B) or (C). However, such
Lender and any such Program Support Provider will not be required to take any action that would be, in the sole judgment of such Lender or such Program
Support Provider, legally inadvisable, or commercially or otherwise disadvantageous to such Lender or such Program Support Provider in any respect, and in no event shall such Lender or such Program Support Provider be required to disclose any tax returns or any other information that, in the sole judgment of such Lender or such Program Support Provider, is confidential.

          (e) Within 30 days after the date of any payment of Taxes pursuant to
SECTION 2.14, Borrower (or any Person making such payment on behalf of Borrower)
shall furnish to the applicable Lender or such Program Support Provider a certified copy of the original official receipt evidencing payment thereof. In the case of any payment under or in respect of this Agreement or any of the other Loan Documents by or on behalf of Borrower through an account or branch outside the United States, or on behalf of Borrower by a payor that is not a
United States person, if Borrower determines that no Taxes are payable in respect thereof, Borrower shall furnish, or shall cause such payor to furnish, to the applicable Lender or such Program Support Provider an opinion of counsel reasonably acceptable to the applicable Lender or such Program Support Provider stating that such payment is exempt from Taxes. For purposes of SECTIONS 2.14(E)
and (F), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the IRC.

          (f) On or before the first payment date hereunder to which each Lender or Program Support Provider (including any participant, assignee or successor)
is entitled, and from time to time thereafter if requested in writing by
Borrower (but only so long as such Lender remains lawfully able to do so), any
Lender or Program Support Provider that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or
(ii) whose name does not include "Incorporated," "Inc.," "Corporation," "Corp.,"
"P.C.,"

                                      -25-

"insurance company," or "assurance company" (a "NON-EXEMPT LENDER"), shall deliver or cause to be delivered to Borrower the following properly completed and duly executed documents:

          (i) a complete and executed (x) U.S. Internal Revenue Form W-8BEN with
     Part II completed in which such Lender or such Program Support Provider claims the benefits of a tax treaty with the United States providing for a reduced or zero rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue
     Service Form W-8ECI (or any successor form thereto); or

          (ii) in the case of an individual, (x) a complete and executed U.S.
     Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of EXHIBIT E (a "SECTION 2.14
     CERTIFICATE") or (y) a complete and executed Internal Revenue Service Form
     W-9 (or any successor form thereto); or

          (iii) in the case of a Non-Exempt Lender or Program Support Provider that is organized under the laws of the United States, any State thereof, or the District of Columbia, (x) a complete and executed Internal Revenue
     Service Form W-9 (or any successor forms thereto), including all appropriate attachments or (y) if such Non-Exempt Lender or Program Support
     Provider is disregarded for federal income tax purposes, the documents that would be required by clause (i), (ii), (iii), (iv) or (v) with respect to its beneficial owner if such beneficial owner were Lender or Program
     Support Provider; or

          (iv) in the case of a Non-Exempt Lender or Program Support Provider that (i) is not organized under the laws of the United States, any State thereof, or the District of Columbia, and (ii) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal
     Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Section 2.14 Certificate; or

          (v) in the case of a Non-Exempt Lender or Program Support Provider that (A) is treated as a partnership or other non-corporate entity, or is disregarded for U.S. federal income tax purposes, and (B) is not organized under the laws of the United States, any State thereof, or the District of
     Columbia, (x) a complete and executed Internal Revenue Service Form W-8IMY
     (including all required documents and attachments) (or any successor form thereto), and (y)(i) a Section 2.14 Certificate, and (ii) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S.
     federal income tax purposes (all such owners, "BENEFICIAL OWNERS"), the documents that would be required by clause (i), (ii), (iii), (iv) or this clause (v) with respect to each such beneficial owner if such beneficial owner were a Lender or Program Support Provider; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender or Program Support Provider is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v)
     to be made in the sole discretion of Borrower.

                                      -26-

          (g) If the forms referred to above in SECTION 2.14(F) that are provided by a Lender or Program Support Provider at the time such Lender, or the
Conduit Lender related to such Program Support Provider, first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than "Non-Excluded Taxes" ("EXCLUDED TAXES") and shall not qualify as
Non-Excluded Taxes unless and until such Lender or such Program Support Provider provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date of the
Assignment and Acceptance pursuant to which a Lender, or the Conduit Lender related to a Program Support Provider, assignee becomes a party to this
Agreement, Lender assignor, or the Program Support Provider related to the
Conduit Lender assignor, was entitled to indemnification or increased amounts under this SECTION 2.14, then the Lender assignee, or Program Support Provider related to the Conduit Lender assignee, shall be entitled to indemnification or increased amounts to the extent (and only to the extent) that the Lender assignor, or the Program Support Provider related to the Conduit Lender assignor, was entitled to such indemnification or increased amounts for
Non-Excluded Taxes, and the Lender assignee, or Program Support Provider related to the Conduit Lender assignee, shall be entitled to additional indemnification or increased amounts for any other or additional Non-Excluded Taxes. Any additional Taxes in respect of a Lender or Program Support Provider that result solely and directly from a change in the Applicable Lending Office of such
Lender or such Program Support Provider shall be treated as Excluded Taxes (and shall not qualify as Non-Excluded Taxes) (A) except for any additional
Non-Excluded Taxes imposed as a result of a change in the applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date of such change or (B) unless such change is made at the request of the
Borrower for such Lender or such Program Support Provider to change its
Applicable Lending Office.

          (h) For any period with respect to which any Lender or Program Support
Provider has failed to provide Borrower with the appropriate form, certificate or other document described in SECTION 2.14(F) (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, (ii) if such form, certificate or other document otherwise is not required under SECTION
2.14(F) or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for such Lender or such Program Support Provider to deliver such form, certificate or other document), such Lender or such Program Support
Provider shall not be entitled to indemnification or additional amounts under
SECTIONS 2.14(A) or (C) with respect to Non-Excluded Taxes imposed by the United
States by reason of such failure; provided, however, that should a Lender or
Program Support Provider become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder,
Borrower shall take such steps as such Lender or such Program Support Provider shall reasonably request to assist such Lender in recovering such Non-Excluded
Taxes.

          (i) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                      -27-

          Section 2.15 Breakage. The Borrower shall pay the applicable
Administrative Agent for the account of the related Lenders, on demand, such amount or amounts as shall compensate the Lenders for any loss (including loss of profit), cost or expense incurred by the Lenders (as reasonably determined by the applicable Administrative Agent) as a result of any reduction of any principal amount of any Loan (other than repayment in full of the Loans on the
Maturity Date) that occurs prior to the maturity date of the commercial paper
(or other financing source) funding such Loans, which maturity date Borrower has been made aware (and Borrower may elect to extend the date of any prepayment to avoid such costs, absent an Event of Default), such compensation to be (i)
limited to an amount equal to any loss or expense suffered by the Lenders during the period from the date of receipt of such repayment to (but excluding) the maturity date of such commercial paper (or other financing source) and (ii) net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions of such Loans. The determination by the applicable Administrative Agent of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be conclusive, absent manifest error. In addition, the Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, Conversion into or Continuation of
Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest
Period with respect thereto. This covenant shall survive the termination of this
Agreement and the payment of Loans and all other amounts payable hereunder.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

          Section 3.1 Additional Conditions. Without limitation to the conditions precedent in ARTICLE III of the Securitization Loan Agreement Form,
the obligations of each Lender to fund its Loan on the Closing Date are subject to the conditions precedent set forth below.

          (a) Sprint Acquisition.

          (i) The Equity Contribution and the Sprint Acquisition shall have been, or shall be concurrently with the making of the Loans, consummated, and the "Initial Closing" (as defined in the Agreement to Lease and
     Sublease) shall have occurred, or shall occur concurrently with the making of the Loans, in each case in accordance with the terms of the Sprint
     Acquisition Documents, without any amendment, modification or waiver thereof that would be materially adverse to the Lenders' interest in the
     Collateral except with the consent of the Required Lenders, and the
     Administrative Agents shall have received evidence reasonably satisfactory to it to that effect.

          (ii) Each Administrative Agent shall have received a copy of each of the Sprint Acquisition Documents, certified by an authorized officer of the
     Borrower as

                                      -28-

     being a true and correct copy thereof, and, to the extent requested by either Administrative Agent, a copy of any of the documents delivered to the Borrower on the "Initial Closing Date" (as defined in the Agreement to
     Lease and Sublease), all of which may be certified as "drafts" with fully executed counterparts made available on the Closing Date with executed copies to be delivered within ten (10) Business Days following the Closing
     Date.

          (iii) Each of the Administrative Agents shall have received, with respect to the Towers acquired in the Sprint Acquisition, a valuation summary in form and substance satisfactory to the Administrative Agents.

          (b) Consents, Licenses and Approvals. The Administrative Agents shall have received, with a counterpart for each Lender, a certificate of an authorized officer of the Borrower as to the matters set forth in SECTION
4.2(B)(4) of the Securitization Loan Agreement Form.

          (c) Lien Searches. The Administrative Agents shall have received the results of a recent search by a Person reasonably satisfactory to the
Administrative Agents, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the
Borrower (other than any property acquired in the Sprint Acquisition), and the results of such search shall be satisfactory to the Administrative Agents.

          (d) Acknowledgment and Consent of Loan Parties. The Collateral Agent
shall have received an acknowledgement of and consent to the Pledge Agreement, executed by a duly authorized officer of each "Issuer" (as defined therein)
thereunder, in substantially the form appended to the Pledge Agreement.

          (e) Environmental Reports. The Administrative Agents shall have received a database search environment assessment report for each Tower and, if the Administrative Agents determine in their reasonable judgment that any condition described in a report for any Tower so warrants, a Phase I or Phase II environment assessment report for such Tower.

          (f) Engineering Reports. The Administrative Agents shall have received a copy of each engineering report obtained by the Borrower or its Subsidiaries
(if any) with respect to any Mortgaged Property acquired in the Acquisition.

          (g) Opinions. Each of the Administrative Agents shall have received from legal counsel to the Borrower, reasonably satisfactory to each of the
Administrative Agents, a written legal opinion, substantially in the form attached hereto as Exhibit J.

          (h) Fees and Expenses. The Administrative Agents shall have received the fees to be received on the Closing Date referred to in the Fee Letter. The
Borrower shall have paid all reasonable fees and expenses of legal counsel to
BANA and Morgan Stanley in connection with the preparation and negotiation of this Agreement and, subject to the proviso to Section 14.5(b) of this Agreement, participation agreements and other related documents in connection with the syndication of this Agreement.

                                      -29-

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.1 Additional Representations and Warranties. Without
limitation to the representations and warranties set forth in ARTICLE IV of the
Securitization Loan Agreement Form, the Borrower hereby represents and warrants to each of the Lenders and the Agents that the statements made in this ARTICLE
IV will be, true, correct and complete as of the Closing Date and each Interest
Payment Date.

          (a) Intellectual Property. Each of the Borrower and its Subsidiaries
owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know how and processes necessary for the conduct of its business as currently conducted except for those of which the failure to so own or license are not reasonably expected to have a Material Adverse Effect (the "INTELLECTUAL
PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which, if successful, would reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual
Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

          (b) Security Documents. The provisions of ARTICLE X of the
Securitization Loan Agreement Form and the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Agents and the
Lenders a legal, valid and enforceable security interest in all right, title and interest of each Loan Party in the "Other Company Collateral" or the
"Collateral" described therein.

          (i) The exact legal name and form and jurisdiction of organization for each of the Loan Parties is set forth in SCHEDULE 4.1. None of the Loan
     Parties have done business using a prior name, assumed name or trade name, other than GSI, which was previously known as Pinnacle Holdings, Inc. When proper Financing Statements have been filed in the offices in the jurisdictions listed in SCHEDULE 4.1, the security interest created by
     ARTICLE X of the Securitization Loan Agreement Form and the Pledge
     Agreement constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the applicable Loan Parties to the Pledge Agreement in the "Pledged Collateral" described therein, which can be perfected by such filing.

          (ii) Neither the Borrower nor any Subsidiary owns any property, or has any interest in any property, that is not (or will not be following delivery and recordation of the Deeds of Trust) subject to a fully perfected first priority Lien on, or security interest in, such property in favor of the Collateral Agent (for the benefit of the Agents and the
     Lenders), subject only to Permitted Encumbrances.

                                      -30-

                                    ARTICLE V

                                    COVENANTS

          Section 5.1 Additional Covenants. Without limitation to the covenants set forth in ARTICLE V of the Securitization Loan Agreement Form, the Borrower
and its Subsidiaries shall be subject to each of the covenants set forth below.

          (a) Environmental Laws. The Borrower and its Subsidiaries shall comply with, and shall use its commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use its commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable
Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          (b) Leases. The Borrower shall, and shall cause each of its
Subsidiaries to, after the Closing Date, only enter into new Leases or become party to any Leases which are not Oral Leases. The Borrower covenants that it will use its commercially reasonable efforts to ensure that each Lease (i) is not oral and is subject to written agreement, (ii) does not prohibit or render unenforceable or void any Lien of the Collateral Agent or any foreclosure and/or operation of the Tower on which such Lease is located by the Collateral Agent, whether by contractual provision, operation of law, or otherwise, (iii) does not have any provision preventing, hindering or prohibiting the Collateral Agent from directly receiving the rents, receivables or other revenues generated in respect of such Lease from the lessee thereof (or the effect of which prevents, hinders or prohibits such action by operation of Law), and (iv) is subject to a first priority assignment of such Lease and all rents, issues and profits with respect thereto to the Collateral Agent.

          (c) Additional Subsidiaries. In the event that the Borrower is permitted to acquire or form any additional Subsidiary, such Subsidiary shall execute a Subsidiary Guarantee and the Borrower and/or any Subsidiary which is a holder of any Capital Stock of such Subsidiary shall execute a supplement to the
Pledge Agreement in accordance with SECTION 5(E) thereof, and shall take such other action as shall be necessary or advisable (including, without limitation, the execution of Financing Statements) in order to perfect the Liens granted by such Subsidiary in favor of the Collateral Agent for the benefit of the Agents and the Lenders and to effect and perfect the pledge of all of the Capital Stock of such Subsidiary in favor of the Collateral Agent for the benefit of the
Agents and the Lenders. The Collateral Agent shall be entitled to receive legal opinions of one or more counsel to the Borrower and such Subsidiary addressing such matters as the Collateral Agent or its counsel may reasonably request, including, without limitation, the enforceability of such Subsidiary Guarantee and the Pledge Agreement against such Subsidiary or the Borrower, as applicable, and the creation, validity and perfection of the Liens so granted by such
Subsidiary and the Borrower and/or other Subsidiaries to the Collateral Agent for the benefit of the Agents and the Lenders.

                                      -31-

          (d) Deeds of Trust; Title Policies; Zoning. (i) With respect to Towers acquired pursuant to the Sprint Acquisition representing 26.67% or more of the
Aggregate Acquisition Price as determined by reference to the allocated purchase price schedule attached as Schedule 5.1(d), the Borrower shall within two months after the Closing Date deliver, or cause to be delivered, to the Collateral
Agent, and cause to be duly recorded in the requisite jurisdiction, Deeds of
Trust for such Towers.

          (ii) With respect to Towers acquired pursuant to the Sprint
     Acquisition representing 53.34% or more of the Aggregate Acquisition Price as determined by reference to the allocated purchase price schedule attached as Schedule 5.1(d), the Borrower shall within four months after the Closing Date deliver, or cause to be delivered, to the Collateral
     Agent, and cause to be duly recorded in the requisite jurisdiction, Deeds of Trust for such Towers.

          (iii) With respect to Towers acquired pursuant to the Sprint
     Acquisition representing 80.00% or more of the Aggregate Acquisition Price as determined by reference to the allocated purchase price schedule attached as Schedule 5.1(d), the Borrower shall within six months after the
     Closing Date (A) deliver, or cause to be delivered, to the Collateral
     Agent, and cause to be duly recorded in the requisite jurisdiction, Deeds of Trust for such Towers, and (B) deliver, or cause to be delivered, to the
     Collateral Agent Title Policies for such Towers referred to in clause (A).

          (iv) The Title Policies shall be substantially in the form attached hereto as Exhibit I, shall be in full force and effect, shall inure to the benefit of the Collateral Agent and be freely assignable to the new lender or trustee in connection with a Securitization without the consent or any notification to the Title Company, shall have the premium therefor paid in full within six months after the Closing Date, the Title Company shall be licensed in the state in which the Mortgaged Property is located, shall have no claims made under such Title Policy, and shall affirmatively insure
     (unless the related Mortgaged Property is in a jurisdiction where such affirmative insurance is not available) that the Borrower's interest in the applicable Property is the same as the Mortgaged Property legally described in the related Deed of Trust.

          (v) If Borrower or any Subsidiary of the Borrower is notified by a
     Governmental Authority alleging that Towers generating in excess of five percent (5%) of the Net Tower Cash Flow are or have become a
     "non-conforming use" under, or is otherwise in violation of, applicable zoning and building ordinances, the Borrower shall promptly notify the
     Administrative Agents. If (a) any such alleged non-conforming use or zoning violation is not cured or if such allegation is not withdrawn or determined in favor of the Borrower or the relevant Subsidiary by such Governmental
     Authority within six months after such notice or if such alleged non-confirming use or zoning violation is not capable of cure without material alteration of such Tower and there is a final determination by such Governmental Authority or an admission by the Borrower or such
     Subsidiary confirming the existence of such non-conforming use or zoning violation, and (b) any Towers with zoning violations and "non-confirming uses" described in this clause (v) after a final determination have been ordered to be removed or materially altered by such Governmental Authority, then such Towers shall not be included in the calculation

                                      -32-

     of Net Tower Cash Flow until such non-conforming use or zoning violation is cured or such allegation is withdrawn or determined in favor of the
     Borrower or such Subsidiary by such Governmental Authority.

          (e) Interest Rate Protection. At all times, Borrower shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements in form and substance reasonably satisfactory to the Required Lenders, with respect to an aggregate notional principal amount of not less than 100% of the aggregate principal amount of the total Indebtedness of the Borrower and its Subsidiaries.
The Interest Rate Agreement between BANA and Global Signal supporting the
Interest Rate Agreement between Borrower and Global Signal, in each case, in effect on the Closing Date and disclosed to the Agents prior to the Closing Date shall satisfy this requirement.

          (f) Limitation on Fundamental Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving entity);

          (ii) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the
     Borrower;

          (iii) the merger of the Borrower or any Subsidiary of the Borrower with or into Global Signal or a Subsidiary of Global Signal so long as each
     Lender determines that such merger is not adverse to its interests and provides written notice of the same to the Borrower; and

          (iv) the merger of any Subsidiary of the Borrower with or into another
     Person pursuant to an Acquisition; provided that concurrently therewith the requirements of SECTION 5.1(C) and SECTION 6.5(B)(VII)-(IX), SECTION
     6.5(C)(I)-(II), SECTION 6.5(C)(III)(A)-(D), and SECTION
     6.5(C)(III)(F)(I)-(III) of the Securitization Loan Agreement Form are
     satisfied.

          (g) Limitation on Sale of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such
Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

                                      -33-

          (i) the sale or other disposition of obsolete or worn out property in the ordinary course of business; provided that the Net Cash Proceeds of each such transaction are applied to the prepayment of the Loans as provided in SECTION 2.8(A);

          (ii) the sale or other disposition of any property in the ordinary course of business; provided that (other than with respect to the lease of
     Tower capacity) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 3% of consolidated total assets of the Borrower and its Subsidiaries as at the time of such sale or disposition;

          (iii) the lease of Tower capacity in the ordinary course of business;
     and

          (iv) as permitted by SECTION 5.1(F).

          (h) Limitation on Distributions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any distribution on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except, so long as no Event of Default then exists or would result therefrom,
(i) distributions in cash or other property to the extent required to satisfy the REIT Distribution Requirement, (ii) equity distributions as consideration for the transactions contemplated by SECTION 5.1(F), (iii) distributions in cash to GSOP used exclusively to make payments under the GSOP Credit Agreement and other distributions in an amount not to exceed $5,000,000 in the aggregate during the term of this Agreement, and (iv) other distributions in cash to GSOP so long as the Debt Service Coverage Ratio is greater than or equal to 1.7:1.

          (i) Derivatives Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse
(a "DERIVATIVES COUNTERPARTY") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock.

          (j) Limitation on Investments, Loans and Advances. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (i) extensions of trade credit in the ordinary course of business;

          (ii) investments in Cash Equivalents;

          (iii) investments arising from transactions by the Borrower or any
     Subsidiary with customers or suppliers in the ordinary course of business, including endorsements of negotiable instruments, debt obligations and other investments received in connection

                                      -34-

     with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers;

          (iv) investments by the Borrower in any Subsidiary and investments by such Subsidiary in the Borrower and in other Subsidiaries of the Borrower;

          (v) investments in a Person for the purpose of consummating an
     Acquisition so long as such Person becomes a Subsidiary of the Borrower upon the consummation of such Acquisition and the requirements of SECTION
     5.1(C) and SECTION 6.5(B)(VII)-(IX), SECTION 6.5(C)(I)-(II), SECTION
     6.5(C)(III)(A)-(D), and SECTION 6.5(C)(III)(F)(I)-(III) of the
     Securitization Loan Agreement Form are satisfied; and

          (vi) acquisitions of fee, leasehold or easement interests (or other interests) in connection with an Acquisition so long as the requirements of
     SECTION 5.1(C) and SECTION 6.5(B)(VII)-(IX), SECTION 6.5(C)(I)-(II),
     SECTION 6.5(C)(III)(A)-(D), and SECTION 6.5(C)(III)(F)(I)-(III) of the
     Securitization Loan Agreement Form are satisfied.

          (k) Limitation on Synthetic Leases and Sale/Leaseback Transactions.
The Borrower shall not, and shall not permit its Subsidiaries to, enter into any
Synthetic Lease or any other arrangement with any Person (other than the Sprint
Acquisition to the extent it may be characterized as a Synthetic Lease)
providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such
Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          (l) Limitation on Negative Pledge Clauses. The Borrower shall not, and shall not permit its Subsidiaries to, enter into with any Person any agreement, other than this Agreement or the Sprint Acquisition Documents, or acquire any
Ground Lease which prohibits or limits the ability of the Borrower or any of its
Subsidiaries to create, incur, assume or suffer to exist any Lien on any of its property, assets or revenues, whether now owned or hereafter acquired.

          (m) Limitation on Lines of Business. The Borrower shall not, and shall not permit its Subsidiaries to, enter into any business except for those businesses in which the Borrower and its Subsidiaries are engaged (or proposed to be engaged) on the date of this Agreement or which are directly related thereto.

          (n) Borrower Leverage. Borrower shall maintain at all times during the periods indicated in clauses (A) through (D) below the ratio of (i) Consolidated
Indebtedness of the Borrower and its Subsidiaries at such time to (ii) Net Tower
Cash Flow of the Borrower and its Subsidiaries at such time, of less than (A)
during the period from September 30, 2005 to December 30, 2005, 10.00:1.00, (B)
during the period from December 31, 2005 to January 31, 2006, 9.75:1.00, (C)
during the period from February 1, 2006 to the date twelve months after the
Closing Date, 9.50:1.00, and (D) at any time thereafter, 9.00:1:00.

          (o) Compliance Certificate. Each delivery of a Compliance Certificate hereunder shall contain (i) commencing September 30, 2005, a calculation of the financial

                                      -35-

covenants set forth in Section 5.1(n), (ii) a calculation of the financial covenants set forth in the definition of "Global Signal Default" in the Limited
Recourse Parent Guarantee, (iii) a calculation of the Debt Service Coverage
Ratio as at the end of the period covered by the financial statements being delivered with the Compliance Certificate, and (iv) a statement of the percentage of the Aggregate Acquisition Price for Towers for which Deeds of
Trust and Title Policies have been delivered.

          (p) Amendments to Lease and Sublease. The Borrower will not permit or consent to any amendment to the Agreement to Lease and Sublease in a manner materially adverse to the interests of the Lenders in the Collateral, taken as a whole.

                                   ARTICLE VI

                                   [RESERVED]

                                   ARTICLE VII

                                   [RESERVED]

                                  ARTICLE VIII

                          ADDITIONAL EVENTS OF DEFAULT

          Section 8.1 Event of Default. Without otherwise limiting in any way the Events of Default set forth in the Securitization Loan Agreement Form, each of the following events shall constitute an Event of Default:

          (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms of this Agreement; or the Borrower shall fail to pay when due any interest on any Loan, or any other amount payable hereunder or under the other Loan Documents (other than amounts described in clause (b)
below);

          (b) The Borrower or any other Loan Party shall fail to pay any amount required to be paid pursuant SECTION 5.26 of the Securitization Loan Agreement
Form within ten (10) days after demand by any Lender or Agent;

          (c) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other
Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in:

                                      -36-

          (i) the first sentence of SECTION 5.1(C), SECTIONS 5.1(D)(I), (II) and
     (IV) and SECTIONS 5.1(F) though 5.1(m) of this Agreement and SECTIONS 5.15 through 5.20 and SECTIONS 5.23 and 5.24 of the Securitization Loan
     Agreement Form, Section 5 of the Pledge Agreement, Section 2.1(g) of the
     Mortgages, or Section 11(g) or (h) of the Limited Recourse Parent
     Guarantee;

          (ii) SECTION 5.1(N) of this Agreement and such default shall continue unremedied for a period of three (3) Business Days;

          (iii) SECTION 5.1(D)(III) of this Agreement and such default shall continue unremedied for a period of five (5) Business Days; or

          (iv) SECTION 5.1(D)(V) of this Agreement and such default shall continue unremedied for a period of thirty (30) days.

          (e) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice from any Agent or Lender or after any Loan Party has
Knowledge of such default;

          (f) Global Signal, the Borrower or any of their respective
Subsidiaries shall (i) default in any payment of principal of or interest of any
Indebtedness (other than the Loans) or in the payment of any Contingent
Obligation, in excess of the Threshold Amount and beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or
Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such
Indebtedness or Contingent Obligation described in clause (i) of this SECTION
8.1(F) or to any Sprint Acquisition Document or which is contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such
Indebtedness, the beneficiary or beneficiaries of such Contingent Obligation (or a trustee or administrative agent on behalf of such holder or holders or beneficiary or beneficiaries) or any party to such Sprint Acquisition Document, to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, such Contingent Obligation to become payable, or such Sprint Acquisition Document to be terminated;

          (g) One or more judgments or decrees shall be entered against Global
Signal or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Global Signal, the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee

                                      -37-

shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any
Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the
Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan;
and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, is reasonably expected to have a Material Adverse Effect;

          (i) Any Change of Control shall occur; provided, however, that a
Change of Control resulting from a breach under clause (a) of the definition thereof shall be deemed an Event of Default hereunder only in the event that any of the following shall occur:

          (i) the ownership percentages as set forth in subclauses (i) and (ii)
     thereof fall below 51% and the ownership percentage in the Capital Stock of
     Global Signal held by any Person other than any Person controlled by
     Fortress Investment Group LLC or Greenhill Capital Partners, L.P. or each of their respective Affiliates exceeds that of all Persons controlled by
     Fortress Investment Group LLC or Greenhill Capital Partners, L.P. or each of their respective Affiliates; or

          (ii) the ownership percentages as set forth in subclauses (i) and (ii)
     thereof fall below 40%;

          (j) The "manager" of the Borrower shall cease to be Global Signal
Services LLC (or another wholly owned (directly or indirectly) Subsidiary of
GSOP or Global Signal) or any other Person approved by the Required Lenders
(such approval not to be unreasonably withheld) pursuant to a management agreement that is subordinated to the Obligations on terms satisfactory to the
Required Lenders and is otherwise in form and substance reasonably satisfactory to the Required Lenders;

          (k) Global Signal shall fail to maintain at any time, the ratio of (i)
Consolidated Indebtedness of Global Signal and its Subsidiaries at such time to
(ii) Consolidated EBITDA of Global Signal and its Subsidiaries for the period of
12 consecutive calendar months ended at or most recently prior to such time of less than (A) 7.65:1.00 from the Closing Date until the initial Maturity Date, and (B) 7.50:1.00 from and after the first extension of the Maturity Date pursuant to SECTION 2.5; or

          (l) At any time, the aggregate outstanding principal amount of the
Loans shall exceed the Aggregate Loan Commitment.

                                      -38-

                                   ARTICLE IX

                                   [RESERVED]

                                    ARTICLE X

                       PLEDGE OF OTHER COMPANY COLLATERAL

          Without limitation of ARTICLE X of the Securitization Loan Agreement
Form, the Borrower hereby pledges, assigns and grants to the Collateral Agent for the ratable benefit of the Lenders and the Agents a security interest in all of the Borrower's right, title and interest in the Sprint Acquisition Documents and any escrow, holdback or similar account created and/or maintained in connection with the Sprint Acquisition, including, without limitation, the account specified in Section 2.10 of the Agreement to Lease and Sublease (each an "ESCROW ACCOUNT"). The Borrower agrees that if any funds are released to it from any Escrow Account, except for funds released for purposes of paying Rent and Pre-Lease Rent in respect of the Aggregate Acquisition Price, the Borrower shall immediately cause such funds to be paid to the Lock Box Account and disbursed in accordance with the Cash Management Agreement.

          The Borrower hereby authorizes the filing by the Collateral Agent of
Financing Statements describing as the collateral covered thereby "all assets of the debtor" or words to that effect, notwithstanding that such wording may be broader in scope than the Other Company Collateral described in this Agreement.

                                   ARTICLE XI

                                   [RESERVED]

                                   ARTICLE XII

                                   [RESERVED]

                                  ARTICLE XIII

                                   [RESERVED]

                                  ARTICLE XIIIA

                                   THE AGENTS

          Section 13A.1 Appointment. Each Lender in the BANA Syndicate hereby irrevocably designates and appoints BANA as the BANA Administrative Agent, each
Lender in the Morgan Stanley Syndicate hereby irrevocably designates and appoints MSAFI as the Morgan Stanley Administrative Agent, and each Lender and each Administrative Agent hereby irrevocably designates and appoints BANA as
Calculation Agent and MSAFI as Collateral Agent of such Lender under this
Agreement and the other Loan Documents, and each such Lender and

                                      -39-

each Administrative Agent irrevocably authorizes its respective Administrative
Agent and the Calculation Agent and the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other
Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this
Agreement, none of either Administrative Agent, the Calculation Agent nor the
Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.

          Section 13A.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

          Section 13A.3 Exculpatory Provisions. No Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or
Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any other Loan
Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party.

          Section 13A.4 Reliance by Agents. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the
Borrower or any other Loan Party), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative
Agent in respect thereof. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it

                                      -40-

by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this
Agreement and the other Loan Documents in accordance with a request of the
Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          Section 13A.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders.
Each Agent shall take such action with respect to such Default or Event of
Default as shall be reasonably directed by the Required Lenders; provided that unless and until such Agent shall have received such directions, such Agent may
(but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          Section 13A.6 Non-Reliance on Agents and Other Lenders. Each Lender
expressly acknowledges that no Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates has made any representations or warranties to it and that no act by an Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan
Party, shall be deemed to constitute any representation or warranty by such
Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other
Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the
Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder or under the other Loan
Documents, such Agent shall not have any duty or responsibility to provide any
Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of such
Agent or any of its officers, directors, employees, agents, attorneys in fact or
Affiliates.

          Section 13A.7 Indemnification. The Lenders (other than any Conduit
Lender) agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Loan Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time
(including, without limitation, at any time following the payment of the Loans)
be imposed on, incurred by

                                      -41-

or asserted against such Agent in any way relating to or arising out of the Loan
Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct, and no Lender shall be required to indemnify any Administrative
Agent other than the Administrative Agent for such Lender's Syndicate. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          Section 13A.8 Agents in Their Individual Capacity. Each Agent and its
respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though such Agent were not an Agent hereunder and under the other Loan
Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any
Lender and may exercise the same as though it were not an Agent, and the terms
"Lender" and "Lenders" shall include each Agent in its individual capacity.

          Section 13A.9 Successor Agents. Each Agent may resign as Agent upon ten (10) days' notice to the Lenders. If an Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Agent for the Lenders (or, in the case of an Administrative Agent, the Required Syndicate Lenders of such
Administrative Agent's Syndicate shall appoint from among the Lenders in such
Syndicate (or other Person satisfactory to such Required Syndicate Lenders) a successor Administrative Agent for such Syndicate), which successor Agent, in the absence of the occurrence and continuance of an Event of Default, shall be approved by the Borrower, whereupon such successor Agent shall succeed to the rights, powers and duties of the resigning Agent, and the term "Administrative
Agent" (and the terms "BANA Administrative Agent" or "Morgan Stanley
Administrative Agent"), "Calculation Agent", or "Collateral Agent", as the case may be, shall mean such successor Administrative Agent, Calculation Agent or
Collateral Agent, as the case may be, effective upon such appointment and approval, and the resigning Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such resigning Agent or any of the parties to this Agreement or any holders of the
Loans. After any resigning Agent's resignation as Agent, the provisions of this
ARTICLE XIIIA shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan
Documents. Prior to the effectiveness of its resignation, the resigning Agent shall execute all documents reasonably requested by the successor Agent or the
Required Lenders, as the case may be, to evidence the resignation of the resigning Agent and the transfer of its office to a successor Agent and to otherwise protect the interests of the Lenders under the Loan Documents in connection with such resignation.

                                      -42-

                                   ARTICLE XIV

                                  MISCELLANEOUS

          Section 14.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
SECTION 14.1. The Required Lenders may, or, with the written consent of the
Required Lenders, the Agents may, from time to time, (a) enter into with the
Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its
consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

          (a) reduce the amount or extend the scheduled date of maturity of any
Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case, without the consent of each Lender affected thereby,

          (b) amend, modify or waive any provision of this SECTION 14.1 or change the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or any material portion of the Collateral or release Global Signal from all or substantially all of its obligations under the Limited Recourse Parent Guarantee or any Subsidiary of the Borrower from all or substantially all of its obligations under its Subsidiary Guarantee, in each case, without the written consent of all the Lenders, or

          (c) amend, modify or waive any provision of ARTICLE XIIIA without the written consent of the then Administrative Agents, Calculation Agent and the
Collateral Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the
Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          Section 14.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Agents, and as set forth in SCHEDULE 2.1

                                      -43-

in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          The Borrower:         Global Signal Acquisitions LLC
                                301 North Cattlemen Road, Suite 300
                                Sarasota, Florida 34232
                                Attention: William Freeman
                                Fax: (941) 308-4170

          with a copy to:       Sidley Austin Brown & Wood LLP
                                787 Seventh Avenue
                                New York, New York 10019
                                Attention: Mark Poole
                                Brian Fahrney
                                Facsimile: 212-839-5599

          with a copy to:       Global Signal Services LLC
                                301 North Cattleman Road, Suite 300
                                Sarasota, FL 34232
                                Attention: General Counsel
                                Fax: (941) 308-4294

          BANA Administrative
          Agent and Calculation
          Agent:                Bank of America, N.A.
                                NC1-027-19-01
                                214 North Tryon Street
                                Charlotte, NC 28255
                                Attention: Camille Zerbinos
                                Telephone: (704) 386-8361
                                Telecopier: (704) 387-2828

          with a copy to:       Cadwalader, Wickersham & Taft LLP
                                227 West Trade Street, Suite 2400
                                Charlotte, NC 28202
                                Attention: Christopher M. McDermott
                                Fax: (704) 348 5200

          Morgan Stanley
          Administrative Agent
          and Collateral Agent: 1221 Avenue of the Americas, 27th Floor
                                New York, NY 10020
                                Attention: Barbara Isaacman
                                Fax: (212) 507-4151

                                      -44-

          with a copy to:       Cadwalader, Wickersham & Taft LLP
                                227 West Trade Street, Suite 2400
                                Charlotte, NC 28202
                                Attention: Christopher M. McDermott
                                Fax: (704) 348-5200

provided that any notice, request or demand to or upon the Administrative Agents or the Lenders pursuant to SECTIONS 2.2 and 2.7 shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE
II if such Lender has notified its Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          Section 14.3 Successors and Assigns; Participations and Assignments.

          (a) Subject to subsection (c) of this SECTION 14.3, this Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the
Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any purported such assignment or transfer by the Borrower without the consent of each Lender shall be null and void).

          (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities
("PARTICIPANTS") participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Loan Documents;
provided that notwithstanding the foregoing, such Lender may not sell any such participating interest to a direct competitor of the Borrower listed on SCHEDULE
14.3. In the event of any such sale by such Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the

                                      -45-

other Loan Documents, and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. A Participant under any such participation may be given the right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, to the same extent as a Lender, provided that
Borrower shall only be required to deal with such Lender.

          (c) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any of its Affiliates or an Approved Fund or, with the consent of its Administrative Agent and, so long as no Default or Event of
Default has occurred and is continuing, the Borrower (which shall not be unreasonably withheld), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this
Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of EXHIBIT C, appropriately completed (an "ASSIGNMENT
AND ACCEPTANCE"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the
Borrower (if no Default or Event of Default shall have occurred and be continuing) and such Administrative Agent), and attaching the Assignee's relevant tax forms, administrative details and wiring instructions, and delivered to such Administrative Agent for its acceptance and recording in the
Register; provided that notwithstanding the foregoing, such Lender may not assign any of its rights and obligations under this Agreement and the other Loan
Document to a direct competitor of the Borrower listed on SCHEDULE 14.3;
provided further, that (i) no such assignment to an Assignee shall be in an aggregate principal amount of less than $10,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by such Administrative Agent (such amount to be aggregated in respect of assignments by any Lender and the Affiliates or Approved Funds
thereof), (ii) in the case of an assignment by a Lender to a Bank CLO managed by such Lender or an Affiliate of such Lender, unless, during such time as no
Default or Event of Default has occurred and is continuing, such assignment to such Bank CLO has been consented to by the Borrower (such consent not to be unreasonably withheld or delayed), the assigning Lender shall retain the sole right (and such Bank CLO shall have no such right) to approve any amendment, waiver or other modification of this Agreement or any other Loan Document;
provided that the Assignment and Acceptance between such Lender and such Bank
CLO may provide that such Lender will not, without the consent of such Bank CLO, agree to any amendment, modification or waiver that requires the consent of each
Lender directly affected thereby pursuant to SECTION 14.1, and (ii) each
Assignee which is not a US Person shall comply with the provisions of SECTION
2.14(F) (and such Assignee shall not be entitled to the benefits of SECTION 2.14 unless such Assignee complies with such SECTION 2.14(F)). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Loan Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).
Notwithstanding any provision of this paragraph (c) and paragraph (d) of this
Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new

                                      -46-

Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in
SECTION 8.1(G) AND (H) of the Securitization Loan Agreement Form shall have occurred and be continuing. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this SECTION 14.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (b) of this SECTION 14.3.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate or Approved Fund thereof, by the Borrower (to the extent required hereunder) and the Administrative Agent of such assigning
Lender), together with payment by the Assignee or the assigning Lender to such
Administrative Agent of a registration and processing fee of $3,500, such
Administrative Agent shall (i) promptly accept such Assignment and Acceptance, and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (e) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in the Lender's possession concerning the Borrower and its
Affiliates which has been delivered to such Lender by or on behalf of the
Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this
Agreement; provided that such Transferee shall have agreed to be bound by the provisions of SECTION 14.8 hereof.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, (i) any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank
in accordance with applicable law, and (ii) any pledge or assignment by a Lender which is a fund to its trustee for the benefit of such trustee and/or its investors to secure its obligations under any indenture or Governing Documents to which it is a party; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for a Lender as a party hereto.

          (g) Notwithstanding the foregoing, any Lender may, with notice to, but without consent of, the Borrower and its Administrative Agent, and in accordance with the definition of "Conduit Lender" set forth in SECTION 1.1 and the terms of this SECTION 14.3(H), designate a Conduit Lender and fund any of the Loans which such Lender is obligated to make hereunder by causing such Conduit Lender to fund such Loans on behalf of such Lender. Any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or its Administrative Agent and without regard to the limitations set forth in SECTION 14.3(C). Each of the Borrower, each Lender and each Agent hereby confirms that it will not institute against a
Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for

                                      -47-

one year and one day after the payment in full of the latest maturing commercial paper note or other rated indebtedness of such Conduit Lender or its related commercial paper issuer. In addition, notwithstanding the foregoing, any Conduit
Lender may (i) with notice to, but without the prior written consent of, the
Borrower and the Administrative Agents and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to any Program
Support Provider and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or Program Support Provider. This clause (g) may not be amended without the written consent of any Conduit Lender directly affected thereby.

          (h) Without limiting the foregoing, any Conduit Lender may, from time to time, with prior or concurrent notice to the Borrower, in one transaction or a series of transactions, assign all or a portion of the Loans and its rights and obligations under this Agreement and any other Loan Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by a
Conduit Lender to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Loans, (ii) the related administrator for such Conduit Assignee will act as the Administrative Agent for such Conduit
Assignee, with all corresponding rights and powers, express or implied, (iii)
such Conduit Assignee (and any related commercial paper issuer, if such Conduit
Assignee does not itself issue commercial paper) and their respective liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Conduit
Lender and its Program Support Provider(s) herein and in the other Loan
Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv)
such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Conduit Lender's obligations, if any, hereunder or any other Loan Document, and the Conduit Lender shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Conduit Lender and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Loans shall be made to the applicable agent or administrator, as applicable, on behalf of the Conduit Lender and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the defined terms and other terms and provisions of this Agreement and the other Loan Documents shall be interpreted in accordance with the foregoing, and (vii) if requested by the applicable Administrative Agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as such Administrative Agent may reasonably request to evidence and give effect to the foregoing.

          (i) In the event that the Conduit Lender makes an assignment to a
Conduit Assignee in accordance with the above provision, the related Lenders in the applicable Syndicate: (i) if requested by the applicable Administrative
Agent, shall terminate their participation in the applicable Program Support
Agreement to the extent of such assignment, (ii) if requested by the applicable
Administrative Agent, shall execute (either directly or through a participation agreement, as determined by the applicable Administrative Agent) the program support agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such related Lender with respect to the applicable Program Support Agreement (or which

                                      -48-

shall be otherwise reasonably satisfactory to the applicable Administrative
Agent and related Lender), (iii) if requested by the Conduit Lender, shall enter into such agreements as requested by the Conduit Lender pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of the Conduit Lender (or which agreements shall be otherwise reasonably satisfactory to the Conduit Lender and the Lender), and (iv) shall take such actions as the applicable Administrative Agent shall reasonably request in connection therewith.

          (j) The Borrower hereby agrees and consents to and acknowledges the assignment by a Conduit Lender of all of its rights under, interest in and title to this Agreement and the Loans to the collateral agent for its commercial paper program.

          Section 14.4 Adjustments; Set off.

          (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in described in
SECTION 8.1(G) and (H) of the Securitization Loan Agreement Form, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by this Agreement and by law, upon the occurrence and during the continuance of an
Event of Default, each Lender shall have the right, without prior notice to the
Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the
Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agents after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

          Section 14.5 Indemnification and Expenses.

                                      -49-

          (a) The Borrower agrees to hold each Agent and each Lender and each
Program Support Provider harmless from and indemnify each Agent and each Lender and each Program Support Provider against all liabilities, losses, damages, judgments, reasonable costs and expenses of any kind which may be imposed on, incurred by or asserted against any Agent or any Lender or any Program Support
Provider relating to or arising out of this Agreement, the Note, any other Loan
Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby (collectively, the "COSTS"), that, in each case, results from anything other than such Agent's or such Lender's or such Program
Support Provider's gross negligence or willful misconduct. Without limiting the generality of the foregoing the Borrower agrees to hold each Agent and each
Lender and each Program Support Provider harmless from and indemnify each Agent and each Lender and each Program Support Provider against all Costs relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation that, in each case, results from anything other than such
Agent's or Lender's or Program Support Provider's gross negligence or willful misconduct or relating to or arising out of any breach, violation or alleged breach or violation of any consumer credit laws, including without limitation the "Truth in Lending Act" 15 U.S.C. Sections 1601 et. seq. and/or the "Real
Estate Settlement Procedures Act" 12 U.S.C. Sections 2601 et. seq. In any suit, proceeding or action brought by any Agent or any Lender or any Program Support
Provider in connection with any Loan Document or any Loan for any sum owing thereunder, or to enforce any provisions of any Loan Document, the Borrower will save, indemnify and hold such Agent or such Lender or such Program Support
Provider harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse each Agent and each Lender and each Program Support
Provider as and when billed by such Agent and such Lender and such Program
Support Provider for all such Agent's and such Lender's and such Program Support
Provider's costs and expenses incurred in good faith in connection with the enforcement or the preservation of such Agent's and such Lender's and such
Program Support Provider's rights under this Agreement, the Note, any other Loan
Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Loans and the Notes are secured by the Collateral, the obligation of the Borrower under the Loans and the Notes are recourse obligations of the Borrower.

          (b) The Borrower agrees to pay as and when billed by each of BANA and
Morgan Stanley all of the out-of-pocket costs and expenses incurred by such
Person in connection with the development, preparation and execution of, and any amendment, supplement or modification requested by the Borrower to, this
Agreement, the Notes, any other Loan Document or any other documents prepared in connection herewith or therewith; provided, that the reimbursement obligation of the Borrower to BANA or Morgan Stanley with respect to the preparation and delivery of participation agreements and other related documents in connection with the syndication of this Agreement (i) shall not exceed for such Person
$25,000 and (ii) shall only apply to costs and expenses incurred by such Person prior to the Closing Date. The

                                      -50-

Borrower agrees to pay as and when billed by each Agent all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel, and (ii) all the due diligence, inspection, testing and review costs and expenses incurred with respect to Collateral under this Agreement, including, but not limited to, those costs and expenses incurred pursuant to
SECTION 14.5(A) hereof. In addition, the Borrower agrees to pay as and when billed by each Lender as of the Closing Date that is not an Agent all of its reasonable out-of-pocket costs and expenses incurred in connection with development, preparation and execution of the Loan Documents, including without limitation all the reasonable fees, disbursements and expenses of counsel.

          Section 14.6 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 14.7 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of
New York, the courts of the United States of America for the Southern District
of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in SECTION 14.2 or at such other address of which the
Administrative Agents shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          Section 14.8 Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the
Borrower or any of its Subsidiaries pursuant to or in connection with this
Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any
Transferee or Assignee, or to any actual or prospective counterparty (or its advisors) to any

                                      -51-

swap, credit derivative or other derivative transaction relating to the Borrower and its obligations, which has signed a confidentiality agreement containing the terms of this SECTION 14.8, (ii) to its employees, directors, agents, attorneys, accountants and other professional advisors who reasonably need to know such information in connection with such Lender's rights and obligations under the
Loan Documents and who have a duty to keep such information confidential, (iii)
upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender, (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any
Requirement of Law, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder or (vii) to the National Association of Insurance Commissioners, any nationally recognized statistical rating agency or any other similar organization.
Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, all persons may disclose to any and all persons, without limitations of any kind, the purported or claimed U.S. federal income tax treatment of the Loans and other Obligations, any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the
Loans and other Obligations, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal income tax treatment or fact.

          Section 14.9 Takeout Financing; Securitization Loan Agreements. (a) In
the event that the Borrower elects to enter into a Takeout Financing with respect to all but not less than all of the Loans, the Borrower shall give written notice thereof (a "TAKEOUT FINANCING NOTICE") to the Administrative
Agents not less than five (5) Business Days prior to the proposed date of such
Takeout Financing. Such notice shall set forth (i) the proposed date of such
Takeout Financing and (ii) a description of the proposed transaction (including whether such proposed Takeout Financing would be a Securitization). If such
Takeout Financing is a Securitization, each Lender agrees that it will, on the date of such Takeout Financing, assign all of its rights and obligations
(including any participation interests) under this Agreement and the Loan
Documents in accordance with SECTION 14.3 to its Administrative Agent, and its
Administrative Agent agrees that it shall then immediately assign all of its rights and obligations under this Agreement and the Loan Documents to the Person or Persons which shall acquire the Loans pursuant to such Takeout Financing (the
"ULTIMATE LENDER"). The purchase price payable to the Lenders for such assignment of the Loans and other rights and obligations under this Agreement and the other Loan Documents shall be 100% of the principal amount of the Loans plus all accrued and unpaid interest thereon, together will all accrued and unpaid fees and other amounts owing under the Loan Documents (including amounts owing under SECTION 2.15). Upon the effectiveness of the assignment contemplated by the second preceding sentence, this Agreement shall automatically be deemed to be amended, restated and superseded by the Securitization Loan Agreement
Form, with such modifications thereto as shall be acceptable to the Borrower, the Ultimate Lender, and thereupon shall become the sole operative document governing such Loans subject to the Takeout Financing (such operative document, a "SECURITIZATION LOAN AGREEMENT").

          Section 14.10 No Recourse Against Conduit Lenders. Notwithstanding
anything to the contrary contained in this Agreement, the obligations of each
Conduit Lender under this Agreement and all other Loan Documents are solely the corporate obligations of such Conduit Lender and shall be payable solely to the extent of funds received from the Borrower in

                                      -52-

accordance herewith or from any party to any Loan Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing commercial paper.

          Section 14.11 Program Support Providers. The Borrower hereby acknowledges and agrees that the Program Support Providers shall be intended third party beneficiaries of this Agreement and the other Loan Documents, as their interests may appear.

          Section 14.12 Limited Recourse to Certain Loan Parties.
Notwithstanding any other provision of the Loan Documents, the personal liability of Global Signal and GSOP under the Limited Recourse Parent Guarantee to pay any and all Obligations guaranteed thereby shall be limited to
$50,000,000. This provision shall not in any way be deemed to limit in any way recourse to the Borrower or any of its assets under this Agreement or any other
Loan Document or to GSOP under the Pledge Agreement in respect of the Pledged
LLC Interests (as defined in the Pledge Agreement) issued by the Borrower or to any Subsidiary of the Borrower under the Pledge Agreement or its respective
Subsidiary Guarantee.

                            [SIGNATURE PAGES FOLLOW]

                                      -53-

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        BORROWER:

                                        GLOBAL SIGNAL ACQUISITIONS II LLC,
                                        a Delaware limited liability company

                                        By: /s/ Greerson G. McMullen
                                            ------------------------------------
                                            Name: Greerson G. McMullen
                                            Title: Executive Vice President

                                        LENDERS:

                                        BANK OF AMERICA, N.A., as BANA
                                        Administrative Agent and Calculation
                                        Agent and a Lender

                                        By: /s/ Michelle M. Heath
                                            ------------------------------------
                                            Name: Michelle M. Heath
                                            Title: Managing Director

                                        MORGAN STANLEY ASSET FUNDING INC., as
                                        Morgan Stanley Administrative Agent and
                                        Collateral Agent and a Lender

                                        By: /s/ Barbara Isaacman
                                            ------------------------------------
                                            Name: Barbara Isaacman
                                            Title: Vice President